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                                                                 EXHIBIT 10.46



                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                           PHYSICIANS' SPECIALTY CORP.

                              PSC ACQUISITION CORP.

                                       AND

                               ANDREW BLANK, M.D.
                               LEE EISENBERG, M.D.
                               ROBERT GREEN, M.D.
                               STEVEN SACKS, M.D.
                              RICHARD HAMBURG, M.D.
                                JOHN GROSSO, M.D.
                              JAY YOUNGERMAN, M.D.
                               HYMAN RYBACK, M.D.
                               WAYNE EISMAN, M.D.
                               DAN MOSKOWITZ, M.D.
                             RICHARD ROSENBERG, M.D.
                               GARY FISHMAN, M.D.
                               MARIE VALDES, M.D.
                              FRANK SHECHTMAN, M.D.
                             MICHAEL BERGSTEIN, M.D.
                                STEVEN KASE, M.D.


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                                TABLE OF CONTENTS

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SECTION 1. TERMS OF THE SALE AND PURCHASE OF THE STOCK........................................................... 3

   1.1 PURCHASE AND SALE OF THE SHARES............................................................................3
   1.2 ADDITIONAL PURCHASE PRICE CONSIDERATION....................................................................4
   1.3 PAYMENT AND NON-ASSUMPTION OF LIABILITIES..................................................................5
   1.4 EMPLOYMENT ARRANGEMENTS....................................................................................5
   1.5 MANAGEMENT SERVICES AGREEMENT..............................................................................6
   1.6 EACH PARTY TO BEAR COSTS...................................................................................6
   1.7 ASSIGNMENT OF CONTRACTS AND ASSETS; CONSENTS...............................................................7
   1.8 COOPERATION WITH REGULATORY APPROVALS......................................................................7
   1.9 IRREVOCABLE GUARANTY BY PARENT.............................................................................7
   1.10 CONSULTING AGREEMENT......................................................................................8
   1.11 CLOSING...................................................................................................8

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLERS..............................................................9

   2.1 OWNERSHIP OF SHARES.......................................................................................10
   2.2 ORGANIZATION..............................................................................................10
   2.3 POWER AND AUTHORITY FOR TRANSACTIONS......................................................................10
   2.4 PERMITS, LICENSES AND GOVERNMENTAL AUTHORIZATIONS.........................................................11
   2.5 SUBSIDIARIES AND AFFILIATES...............................................................................12
   2.6 OUTSTANDING CAPITAL STOCK.................................................................................12
   2.7 OPTIONS, WARRANTS AND OTHER RIGHTS........................................................................12
   2.8 FINANCIAL INFORMATION.....................................................................................12
   2.9 NO UNDISCLOSED LIABILITIES................................................................................12
   2.10 LEASES...................................................................................................12
   2.11 PERSONAL PROPERTY........................................................................................13
   2.12 INVENTORIES..............................................................................................13
   2.13 PRINCIPAL PLACE OF BUSINESS..............................................................................13
   2.14 [RESERVED]...............................................................................................13
   2.15 INTELLECTUAL PROPERTY RIGHTS.............................................................................13
   2.16 DIRECTORS AND OFFICERS; PAYROLL INFORMATION..............................................................14
   2.17 LEGAL PROCEEDINGS........................................................................................14
   2.18 CONTRACTS................................................................................................14
   2.19 SUBSEQUENT EVENTS........................................................................................15
   2.20 ACCOUNTS RECEIVABLE......................................................................................16
   2.21 TAX RETURNS..............................................................................................16
   2.22 COMMISSIONS AND FEES.....................................................................................16
   2.23 [RESERVED]...............................................................................................16
   2.24 INSURANCE POLICIES.......................................................................................16
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   2.25 EMPLOYEE BENEFIT PLANS...................................................................................16
   2.26 COMPLIANCE WITH LAWS IN GENERAL..........................................................................17
   2.27 FRAUD AND ABUSE..........................................................................................17
   2.28 MEDICARE, MEDICAID, AND OTHER THIRD-PARTY PAYOR PAYMENT LIABILITIES......................................18
   2.29 BILLING PRACTICES AND REFERRAL SOURCES...................................................................18
   2.30 PHYSICIAN SELF-REFERRALS.................................................................................19
   2.31 INVESTMENT INTENT........................................................................................19
   2.32 NO UNTRUE REPRESENTATIONS................................................................................20

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND PSC......................................................20

   3.1 CORPORATE EXISTENCE; GOOD STANDING; QUALIFICATION.........................................................20
   3.2 POWER AND AUTHORITY.......................................................................................20
   3.3 COMMISSIONS AND FEES......................................................................................21
   3.4 PARENT DOCUMENTS..........................................................................................21
   3.5 LEGAL PROCEEDINGS.........................................................................................21
   3.6 COMPLIANCE WITH LAWS IN GENERAL...........................................................................21
   3.7 BILLING PRACTICES IN GENERAL..............................................................................21
   3.8 NO UNTRUE REPRESENTATIONS.................................................................................21

SECTION 4. ACCESS TO INFORMATION AND DOCUMENTS PRIOR TO CLOSING..................................................22

   4.1 ACCESS TO SELLERS' INFORMATION............................................................................22
   4.2 ACCESS TO INFORMATION OF PARENT...........................................................................22
   4.3 RETENTION OF RECORDS......................................................................................22

SECTION 5.   CONDITIONS TO OBLIGATION OF PARENT AND PSC TO CLOSE.................................................22

   5.1 REPRESENTATIONS AND WARRANTIES TRUE.......................................................................22
   5.2 COVENANTS.................................................................................................22
   5.3 NO SUIT OR PROCEEDING.....................................................................................22
   5.4 ABSENCE OF MATERIAL ADVERSE CHANGE........................................................................23
   5.5 CERTIFICATE...............................................................................................23
   5.6 APPROVAL OF PARENT'S SENIOR LENDER........................................................................23
   5.7 RECEIPT OF FINANCIAL INFORMATION..........................................................................23
   5.8 CONSENTS AND APPROVALS....................................................................................23
   5.9 COUNSEL OPINION...........................................................................................23
   5.10 OTHER AGREEMENTS EXECUTED................................................................................23
   5.11 PURCHASE OF FIXED ASSETS, EQUIPMENT, AND TRADE NAME OF PHYSICIANS DOMAIN, INC............................24
   5.12 RELEASE OF LIENS.........................................................................................24
   5.13 NEW YORK NEWCO STOCK OPTIONS.............................................................................24
   5.14 NEW JERSEY NEWCO STOCK OPTIONS...........................................................................24
   5.15 CLOSING DATE FINANCIAL CERTIFICATE.......................................................................24
   5.16 CLOSING NET WORTH AND ACCOUNTS RECEIVABLE................................................................24
   5.17 CORPORATE DOCUMENTS......................................................................................24
   5.18 ASSIGNMENT OF ASSUMPTION AGREEMENTS......................................................................25
   5.19 FORMATION OF NEW YORK NEWCO AND NEW JERSEY NEWCO.........................................................25
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   5.20 TERMINATION OF CORPORATION PLANS.........................................................................25
   5.21 RESIGNATIONS.............................................................................................25
   5.22 DUE DILIGENCE............................................................................................25

SECTION 6. CONDITIONS TO OBLIGATION OF SELLERS...................................................................25

   6.1  REPRESENTATIONS AND WARRANTIES TRUE......................................................................25
   6.2  COVENANTS................................................................................................25
   6.3  NO SUIT OR PROCEEDING....................................................................................25
   6.4  CERTIFICATE..............................................................................................26
   6.5  GOVERNMENT APPROVALS.....................................................................................26
   6.6  OTHER AGREEMENTS EXECUTED................................................................................26
   6.7  PURCHASE PRICE...........................................................................................26
   6.8  FINANCIAL CONDITION OF PARENT............................................................................26
   6.9  CONSENT OF NATIONSBANK...................................................................................26
   6.10 COUNSEL OPINION..........................................................................................26
   6.11 PSC DEBENTURE............................................................................................26
   6.12 SECURITY AGREEMENT.......................................................................................26
   6.13 ASSIGNMENT AND ASSUMPTION AGREEMENT......................................................................26

SECTION 7. CERTAIN ADDITIONAL COVENANTS..........................................................................26

   7.1  CONDUCT OF PRACTICE PRIOR TO CLOSING.....................................................................26
   7.2  FUNDING OF ACCRUED EMPLOYEE BENEFITS.....................................................................27
   7.3  [RESERVED]...............................................................................................27
   7.4  COVENANT NOT TO COMPETE..................................................................................27
   7.5  CONFIDENTIALITY..........................................................................................28
   7.6  PREPARATION OF TAX RETURNS AND PAYMENT OF TAXES..........................................................29
   7.7  COLLECTIONS OF ACCOUNTS..................................................................................30
   7.8  TERMINATION OF CORPORATION PLANS.........................................................................30
   7.9  REORGANIZATIONS PRIOR TO CLOSING.........................................................................30
   7.10 SELLER'S NOMINATION OF DIRECTOR TO PARENT BOARD OF DIRECTORS.............................................31
   7.11 PDI OFFICE LEASE DEPOSIT.................................................................................31
   7.12 CERTAIN PRE-CLOSING CLAIMS...............................................................................31
   7.13 REFUND OF MALPRACTICE PREMIUMS...........................................................................31

SECTION 8. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION................................31

   8.1  NATURE AND SURVIVAL......................................................................................31
   8.2  INDEMNIFICATION BY PSC AND PARENT........................................................................32
   8.3  INDEMNIFICATION BY SELLERS...............................................................................32
   8.4  INDEMNIFICATION PROCEDURE................................................................................36
   8.5  LIMITATIONS UPON OBLIGATIONS.............................................................................37
   8.6  RIGHT TO OFFSET..........................................................................................37

SECTION 9. TERMINATION...........................................................................................39
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   9.1   RIGHT TO TERMINATE......................................................................................39
   9.2   EFFECT OF TERMINATION...................................................................................40

SECTION 10. MISCELLANEOUS........................................................................................40

   10.1  NOTICES.................................................................................................40
   10.2  FURTHER ASSURANCES......................................................................................42
   10.3  PUBLIC DISCLOSURES......................................................................................42
   10.4  GOVERNING LAW...........................................................................................42
   10.5  "INCLUDING".............................................................................................42
   10.6  "KNOWLEDGE".............................................................................................42
   10.7  "MATERIAL"..............................................................................................42
   10.8  "MATERIAL ADVERSE CHANGE" OR "MATERIAL ADVERSE EFFECT"..................................................43
   10.9  "HAZARDOUS MATERIALS"...................................................................................43
   10.10 "ENVIRONMENTAL LAWS"....................................................................................43
   10.11 CAPTIONS................................................................................................43
   10.12 INTEGRATION OF EXHIBITS.................................................................................43
   10.13 ENTIRE AGREEMENT........................................................................................43
   10.14 COUNTERPARTS............................................................................................44
   10.15 BINDING EFFECT..........................................................................................44
   10.16 NO RULE OF CONSTRUCTION.................................................................................44
   10.17 COSTS OF ENFORCEMENT....................................................................................44
   10.18 ASSIGNMENT..............................................................................................44
   10.19 PERIOD PRIOR TO CLOSING.................................................................................44
   10.20 ARBITRATION.............................................................................................45
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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of May 1, 1998, by and among PHYSICIANS' SPECIALTY CORP., a Delaware corporation ("PARENT"); PSC ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("PSC"); HYMAN RYBACK, M.D., WAYNE EISMAN, M.D., DAN MOSKOWITZ, M.D., RICHARD ROSENBERG, M.D., GARY FISHMAN, M.D., MARIE VALDEZ, M.D., FRANK SHECHTMAN, M.D., MICHAEL BERGSTEIN, M.D. AND STEVEN KASE, M.D., (individually an "ENT SELLER" and collectively the "ENT SELLERS"); ANDREW L. BLANK, M.D. ("ALB SELLER"); LEE EISENBERG, M.D. ("CEA SELLER"); ROBERT GREEN, M.D. and STEVEN SACKS, M.D. (individually a "RGSS SELLER" and collectively the "RGSS SELLERS"); RICHARD HAMBURG, M.D. ("RH SELLER") and JOHN GROSSO, M.D. AND JAY YOUNGERMAN, M.D. (individually an "LIA SELLER" and collectively the "LIA SELLERS") (ENT Sellers, ALB Seller, CEA Seller, RGSS Sellers, RHI Seller and LIA Sellers are sometimes referred to herein individually as a "SELLER" and collectively as the "SELLERS");

                              W I T N E S S E T H:

         WHEREAS, the ENT Sellers are the shareholders of Ear Nose & Throat Associates, P.C., a New York professional corporation ("ENT Medical Practice"), and operate a medical practice with locations at 79 East Post Road, White Plains, New York; 170 Maple Avenue, Suite 101, White Plains, New York; Stoneleigh Avenue, Suite 116, Carmel, New York; 1983 Crompond Road, Suite 4, Peekskill, New York; 200 South Broadway, Suite 201, Tarrytown, New York; 984 North Broadway, Suite 400, Yonkers, New York; 1 Peekskill Hollow Road, Putnam Valley, New York; 2 Stowe Road, Suite 11, Peekskill, New York, One Old Mamaroneck Road, White Plains, New York; and 100 Executive Drive, Brewster, New York;

         WHEREAS, ALB Seller is the sole shareholder of Andrew L. Blank, M.D., P.C., a New York professional corporation ("ALB Medical Practice"), and operates a medical practice located at 212-45 26th Avenue, Suite 100, Bayside, New York;

         WHEREAS, CEA Seller is the sole shareholder of Chestnut ENT Associates, P.A., a New Jersey professional association ("CEA Medical Practice"), and operates a medical practice located at 177 North Dean Street, Englewood, New Jersey;

         WHEREAS, the RGSS Sellers are the shareholders of Robert Green, M.D. and Steven Sacks, M.D., P.C., a New York professional corporation ("RGSS Medical Practice"), and operate a medical practice located at 1035 5th Avenue, New York, New York;

         WHEREAS, RH Seller is the sole shareholder of Branch Surgical, M.D., P.C., a New York corporation ("RH-1 Corporation"), and operates as a sole proprietorship a medical practice located at 257 Middle Country Road, Smithtown, New York ("RH Medical Practice");

         WHEREAS, the LIA Sellers are the shareholders of Long Island ENT Associates, P.C., a New York professional corporation ("LIA Medical Practice"), and operate a medical practice


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located at 875 Old Country Road, Suite 100, Plainview, New York (ENT Medical
Practice, ALB Medical Practice, CEA Medical Practice, RGSS Medical Practice, RH Medical Practice, and LIA Medical Practice are referred to individually as a "Practice" and collectively as the "Practices".);

         WHEREAS, Parent through its wholly-owned subsidiaries is engaged in the business of acquiring and managing medical practices and PSC is a wholly-owned subsidiary of Parent;

         WHEREAS, the ENT Sellers wish to transfer, pursuant to a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), substantially all of the assets of ENT Medical Practice to a Delaware corporation to be named ENT Associates Acquisition Corp. ("ENT Corporation") subject to the liabilities of ENT Medical Practice; ALB Seller wishes to transfer, pursuant to a tax-free reorganization under Section 368 of the Code, substantially all of the assets of ALB Medical Practice to a Delaware corporation to be named Andrew M. Blank Acquisition Corp. ("ALB Corporation") subject to the liabilities of ALB Medical Practice; CEA Seller wishes to transfer, pursuant to a tax-free reorganization under Section 368 of the Code, substantially all of the assets of CEA Medical Practice to a Delaware corporation to be named Chestnut ENT Acquisition Corp. ("CEA Corporation") subject to the liabilities of CEA Medical Practice; the RGSS Sellers wish to transfer, pursuant to a tax-free reorganization under 368 of the Code, substantially all of the assets of RGSS Medical Practice to a Delaware corporation to be named Green & Sacks Acquisition Corp. ("RGSS Corporation") subject to the liabilities of RGSS Medical Practice; RH Seller wishes to transfer, pursuant to a tax-free reorganization under Section 368 of the Code, substantially all of the assets of RH-1 Corporation to a Delaware corporation to be named Richard Hamburg Acquisition Corp. ("RH Corporation") subject to the liabilities of RH-1 Corporation; and the LIA Sellers wish to transfer, pursuant to a tax-free reorganization under Section 368 of the Code, substantially all of the assets of LIA Medical Practice to a Delaware corporation to be named Long Island ENT Acquisition Corp. ("LIA Corporation") subject to the liabilities of LIA Medical Practice (ENT Corporation, ALB Corporation, CEA Corporation, RGSS Corporation, RH Corporation, and LIA Corporation are referred to herein individually as a "Corporation" and collectively as the "Corporations"); and

         WHEREAS, the ENT Sellers wish to sell and convey to PSC and PSC wishes to acquire from the ENT Sellers all of the issued and outstanding shares of capital stock of ENT Corporation (the "ENT Shares"); ALB Seller wishes to sell and convey to PSC and PSC wishes to acquire from ALB Seller all of the issued and outstanding shares of capital stock of ALB Corporation (the "ALB Shares"); CEA Seller wishes to sell and convey to PSC and PSC wishes to acquire from CEA Seller all of the issued and outstanding shares of capital stock of CEA Corporation (the "CEA Shares"); the RGSS Sellers wish to sell and convey to PSC and PSC wishes to acquire from the RGSS Sellers all of the issued and outstanding shares of capital stock of RGSS Corporation (the "RGSS Shares"); RH Seller wishes to sell and convey to PSC and PSC wishes to acquire from RH Seller all of the issued and outstanding shares of capital stock of RH Corporation (the "RH Shares"); and the LIA Sellers wish to sell and convey to PSC and PSC wishes to acquire from the LIA Sellers all of the issued and outstanding shares of capital stock of LIA Corporation (the "LIA Shares") (the ENT Shares, ALB Shares, CEA Shares, RGSS Shares, RH Shares, and LIA Shares are referred to herein collectively as the "Shares"), upon the terms and conditions set forth herein;


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         NOW THEREFORE, in consideration of the premises, the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

SECTION 1. TERMS OF THE SALE AND PURCHASE OF THE STOCK. The sale of the Shares by Sellers and the purchase thereof by PSC shall be made at the "Closing" (as defined in Section 1.11) based on the respective representations, warranties and agreements of the parties hereto and subject to the terms and conditions herein stated.

         1.1 PURCHASE AND SALE OF THE SHARES At the Closing, Sellers shall sell all the Shares, which shall be free and clear of all liens, security interests, claims or encumbrances, to PSC, and PSC shall purchase the Shares from the Sellers, for the aggregate purchase price (the "Purchase Price") of $22,500,000, as adjusted, which Purchase Price shall be payable as set forth in this Section 1.1.

             (a) Cash. At Closing, Parent or PSC shall pay Sellers collectively an aggregate cash payment in the amount of $2,075,000, which amount shall be subject to adjustment as set forth in Section 1.1(d) hereinbelow.

             (b) PSC Debenture. At Closing, PSC and PSC Management Corp., a wholly-owned subsidiary of Parent ("PSC Management"), shall issue to a paying and collateral agent (the "Paying Agent") on behalf of the Sellers collectively a sixty (60) month debenture (the "PSC Debenture") in the aggregate principal amount of $16,225,000.00, or such lesser amount as provided in Section 1.1(d)(ii) hereinbelow. The PSC Debenture shall bear simple interest at a rate of 6% per annum, payable quarterly, shall be in substantially the same form as attached hereto as Exhibit 1.1A. Contemporaneously with the Closing, PSC will cause each Corporation to convey its furniture, fixtures and equipment to PSC Management for good consideration, and PSC Management shall cause the Debenture to be secured by a security interest in favor of the Paying Agent for the benefit of the Sellers, in the furniture, fixtures, and equipment so acquired by PSC Management from the Corporations at the time of Closing, but not any after acquired property, all pursuant to a security agreement to be entered into at Closing in substantially the same form as attached hereto as Exhibit 1.1B (the "Security Agreement"), and such security interest will be released by the Paying Agent upon request of PSC or PSC Management with respect to items replaced in the ordinary course of business. In the event of an adjustment to the amount of the PSC Debenture pursuant to Section 1.1(d)(ii), the entire principal amount of the PSC Debenture shall be due and payable on the fifth anniversary of the Closing Date.

             (c) Liabilities to Be Discharged. At Closing, Parent or PSC shall retire or discharge the debt set forth on Exhibit 1.1C (the "Discharged Debt") on behalf of Sellers and the Corporations.


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                  (d)      Adjustment of Cash Payment. At the Closing, the cash
         payment set forth in Section 1.1(a) shall be adjusted, if applicable, as follows:

                           (i) In the event the aggregate amount of the liabilities to be discharged under Section 1.1(c) or otherwise by PSC pursuant to this Agreement is less than $4,200,000 at Closing, the amount of the cash payment under Section 1.1(a) shall be increased by the difference between $4,200,000 and the actual amount of the liabilities retired or discharged at Closing, and if the amount of the liabilities to be discharged under Section 1.1(c) or otherwise by PSC pursuant to this Agreement is more than $4,200,000 at Closing, the amount of the cash payment under Section 1.1(a) shall be decreased by the difference between the actual amount of the liabilities retired or discharged at Closing and $4,200,000.

                           (ii) The amount of the cash payment under Section 1.1(a) shall be increased, and the principal amount of the PSC Debenture decreased, by $7,000,000 in the event that prior to the Closing Date, Parent shall have consummated the public equity financing of its common stock contemplated by its registration statement on Form S-1 filed with the Securities and Exchange Commission on April 17, 1998.

                           (iii) The amount of the cash payment under Section
                  1.1(a) shall be reduced by any shortfall in the amount of aggregate accounts receivable of the Corporations at Closing below the requirement of $5,425,000 set forth in Section 5.16 hereinbelow.

                  (e) Allocation of Purchase Price Among Sellers. The Purchase Price shall be allocated among the individual Sellers as set forth in Exhibit 1.1E.

         1.2      ADDITIONAL PURCHASE PRICE CONSIDERATION. If within twenty-four
(24) months following the Closing, "New York NewCo" and "New Jersey NewCo" (as hereinafter defined) collectively add ten (10) full-time physician-employees and have an aggregate of thirty-five (35) full-time physician-employees who are employed by New York NewCo or New Jersey NewCo pursuant to valid employment agreements as required by the "MSAs" (as hereinafter defined in Section 1.5) or other employment agreements consented to by PSC in writing hereunder, Parent will pay to the Paying Agent for the benefit of Sellers bonus purchase price consideration in the aggregate amount of $500,000, payable, at Parent's election, in the form of cash or shares of Parent common stock. If Parent elects to pay the bonus consideration in the form of Parent common stock, all shares of stock issued shall be restricted stock under the Securities Act of 1933, as amended, and shall be valued based on the average closing price of Parent common stock on NASDAQ for the twenty (20) trading days ending on the trading day preceding the date of delivery. Any such bonus consideration will be delivered to the Paying Agent for the benefit of Sellers on the tenth business day following the date that the condition giving rise to bonus consideration has been achieved. For purposes of this Agreement, a full-time physician-employee shall mean a physician whose sole employment as a practicing physician consists of practicing medicine at least thirty (30) hours per week and at least 45 weeks per year (to allow


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for 7 weeks of vacation and/or continuing medical education) with New York NewCo or New Jersey NewCo. Such bonus consideration shall be divided among the Sellers in the same proportions as the allocations set forth on Exhibit 1.1E. In connection with and at the time of delivery of any shares of Parent common stock pursuant to this Section 1.2, Sellers shall provide such investment representations or investment letters as Parent may determine to be reasonably necessary or appropriate under applicable securities laws. Parent shall deliver any such common stock free and clear of all liens, claims, encumbrances or restrictions (other than restrictions on transferability arising under applicable securities laws and any liens, claims or encumbrances arising from any Seller's actions). Parent represents and warrants to Sellers that any common stock delivered as bonus consideration hereunder shall be duly and validly authorized and issued, fully paid and nonassessable.

         1.3 PAYMENT AND NON-ASSUMPTION OF LIABILITIES. Each Seller covenants and agrees that such Seller's Shares shall be free and clear of all security interests, liens, claims, encumbrances and restrictions at Closing. Each Seller covenants and agrees that all of the creditors with respect to such Seller's Practice or Corporation will be paid in full by such Seller or such Seller's Practice or Corporation prior to the Closing Date, other than the Discharged Debt to be discharged at Closing. Without limiting the generality of the foregoing, any amounts owed to a Seller by any Corporation, whether or not shown on the Balance Sheet of such Corporation, shall be (i) satisfied prior to Closing, or (ii) deemed a contribution to capital of such Corporation and shall be deemed discharged prior to Closing. If required by Parent or PSC, Sellers shall furnish Parent with proof of payment of all other known creditors of each Seller's respective Practice or Corporation. Sellers further acknowledge and agree that Parent, PSC Management and PSC shall have no liability whatsoever now or at any time in the future with respect to (1) any "Corporation Plan" (as defined in Section 2.25) or (2) services performed prior to the Closing Date by any employees or agents or similar persons or entities of such Seller, his Corporation or Practice. The parties acknowledge that Sellers may direct a portion of the Purchase Price to fund payment of any such liabilities contemporaneously with the Closing. Except for the office and equipment leases identified on Exhibits 2.10A through 2.10G and Exhibits 2.11A through 2.11G, and subject to the condition precedent set forth in Section 5.18, neither Parent, PSC Management nor PSC will assume pursuant to the transactions contemplated by this Agreement, any liabilities or obligations of Sellers, the Corporations, Physicians Domain, Inc. ("PDI") or the Practices, whether known or unknown, liquidated or unliquidated, contingent or fixed, and whether or not disclosed in this Agreement or any schedule or exhibit hereto.

         1.4      EMPLOYMENT ARRANGEMENTS.

                  (a) At the Closing all Sellers practicing medicine at a New York office listed on Exhibit 7.4 shall enter into full-time employment agreements with ENT Associates, LLP ("New York NewCo"), and CEA Seller shall enter into a full-time employment agreement with ENT Associates of New Jersey, P.C. ("New Jersey NewCo"), in each case such employment agreement to be in the form required by the applicable "MSA" (as defined in Section 1.5). Sellers shall use best efforts to cause the other employee physicians of the Practices identified on Exhibit 1.4 to enter into prior to Closing employment agreements with New York NewCo or New Jersey NewCo, as the case may


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         be, in the form required by the applicable MSA, other than those physician employees identified on Exhibit 1.4 whose current contracts Seller may elect to let expire or who are expected by Sellers to become partners of New York NewCo or New Jersey NewCo within six (6) months of Closing. Sellers agree that any employee physician whose employment will continue beyond the Closing Date will either sign such new employment agreement or have a valid written employment agreement in form reasonably acceptable to PSC Management properly assigned to New York NewCo or New Jersey NewCo.

                  (b) Prior to the Closing Date, the Sellers will cause the Corporations, the Practices, and PDI to: (i) terminate any employment agreements with all physicians, including Sellers, and all other employees except for assignment by the Practices of certain physician employment contracts pursuant to Section 1.4(a) above, (ii) terminate or, if termination is not reasonably achievable prior to Closing, freeze all "Corporation Plans" (as defined hereinafter) such termination to be effected in accordance with and to the extent permitted by applicable provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other applicable laws, rules, governmental orders, statutes, decrees, and regulations (collectively, "Laws") and (iii) cause the Corporation Plans to make timely and appropriate distributions, to the extent required, to such employees in accordance with, and to the extent permitted by the terms and conditions of such Corporation Plans, ERISA, and the Code. Sellers will provide to PSC such copies of documents and other information related to the termination or freezing of the Corporation Plans as PSC may reasonably request. All costs and expenses associated with administration, termination or freezing of the Corporation Plans, whether incurred before or after Closing, shall be the responsibility of Sellers, the Practices and PDI respectively.

         1.5 MANAGEMENT SERVICES AGREEMENT. At Closing, New York NewCo, New Jersey NewCo, Parent and PSC Management shall execute and deliver Management Services Agreements (collectively the "MSAs" and individually an "MSA") substantially in the same forms as attached hereto as Exhibit 1.5A ("New York MSA") and Exhibit 1.5B ("New Jersey MSA") pursuant to which PSC Management will provide management services to New York NewCo and New Jersey NewCo from and after the Closing Date.

         1.6 EACH PARTY TO BEAR COSTS. Each of the parties to this Agreement shall pay all of the costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement, except as otherwise provided herein. Without limiting the generality of the foregoing, and whether or not such liabilities may be deemed to have been incurred in the ordinary course of business, except as provided in Section 9.2(b) and (c), neither party shall be liable for or required to pay, either directly or indirectly, any of the following liabilities or expenses incurred by the other party: (a) fees and expenses of any person for services as a finder, or for fees and expenses of any persons for financial services rendered to such other party in connection with negotiating and closing the sale contemplated by this Agreement; (b) fees and expenses of legal counsel retained by such other party for services rendered to such party in connection with negotiating and closing the transactions contemplated by this Agreement; (c) fees and expenses of any auditors and accountants retained by such other party for services rendered to such party in connection with negotiating and closing the sale contemplated by this Agreement; (d) state and federal income taxes or other similar charges on income incurred by such other party on any gain from the purchase and sale of the Shares hereunder; and (e) expenses and fees relating to feasibility studies, appraisals and similar valuation services performed on behalf of such other party in connection with the transactions contemplated hereby.

         1.7 ASSIGNMENT OF CONTRACTS AND ASSETS; CONSENTS. Nothing in this Agreement or delivered pursuant to this Agreement shall be construed as an attempt to agree to assign any contract, certificate, license or other asset which is in law or by agreement nonassignable without the consent of the other party or parties thereto, or of any governmental authority, as the case may be, unless such consent shall be given. Sellers will use their reasonable good faith efforts to obtain all such necessary consents of the parties to any such contracts prior to the Closing. In order, however, that the full value of every such contract, certificate, license or other asset and all claims and demands in such contracts may be realized, Sellers hereby covenant to PSC and Parent that Sellers, or their agents, will, at the request and under the direction of PSC, in the individual names of Sellers or otherwise, as PSC shall specify and as shall be permitted by law, take all such reasonable actions and do or cause to be done all such reasonable things as shall, in the opinion of PSC, be necessary or proper (a) in order that the rights and obligations of Sellers under such contracts, certificates, licenses and other assets shall be preserved, and (b) for, and to facilitate, from and after the Closing, the collection of the moneys due and payable, and to become due and payable, to Sellers in and under every such contract and in respect of every such claim and demand, from and after the Closing, and Sellers shall hold the same for the benefit of, and shall pay the same over to, PSC.

         1.8 COOPERATION WITH REGULATORY APPROVALS. Sellers shall cooperate with and assist PSC, as PSC shall reasonably request, at no cost to Sellers, in obtaining the approval of all regulatory agencies and officials whose approval is required for the transfer of all licenses and other regulatory approvals required to enable PSC to acquire the Shares.

         1.9 IRREVOCABLE GUARANTY BY PARENT. To induce Sellers to execute and deliver this Agreement, Parent hereby unconditionally and irrevocably guarantees to Sellers the full, prompt and faithful performance by PSC of all covenants and obligations to be performed by PSC under this Agreement, including, but not limited to, the payment of all sums by PSC pursuant to this Agreement and the PSC Debenture and PSC's obligation to indemnify the Sellers pursuant to Section 8.2. This guaranty shall be a guaranty of payment, not merely of collection, and shall be unaffected by any subsequent modification or amendment of this Agreement whether or not Parent has knowledge of or consented to such modification or amendment. In the event that PSC fails to fully perform any such covenants or obligations in accordance with their terms or pay all or any part of such sums when due, Parent will perform all such covenants and obligations in accordance with their terms or immediately pay or deliver to Sellers (or such other payee or transferee as may be provided in any such agreement) the amount due and unpaid, as the case may be, by PSC. In the event of bankruptcy, termination, liquidation or dissolution of PSC, this unconditional guaranty shall continue in full force and effect. In the event of any extension of time for payment or performance or other modification of any guaranteed obligation or covenant, or any waiver thereof or other compromise or indulgence with respect thereto or any release or impairment of any security for any such obligation or covenant, or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor, no notice to, or consent of, Parent shall be required. Parent hereby waives (i) promptness and diligence in collection; (ii) notice of acceptance and notice of the incurrence of any obligation by PSC;
(iii) all other notices, demands and protests of every kind in connection with the enforcement of the obligations of Parent pursuant to this Section 1.9, the omission of or delay of which, but for the provisions of this Section 1.9, might constitute grounds for relieving Parent of its obligations under this Section 1.9; (v) the right to a trial by jury of any dispute arising under, or relating to, the guaranty set forth in this Section 1.9; (vi) any right or claim of right to cause a marshaling of PSC's assets or to cause the Sellers to proceed against any security for the PSC Debenture before proceeding against Parent hereunder; and (vii) any requirement that the Sellers protect, secure, perfect or insure any security interest or lien in or on any property subject thereto or exhaust any right or take any action against PSC or any other person or any collateral as a precondition to the Sellers' right to enforce the guaranty set forth in this Section 1.9 in accordance with its terms. Without limiting the generality of the foregoing, Parent hereby waives any defense to the guaranty set forth in this Section 1.9 which may arise by reason of (A) the incapacity, lack of authority, death or disability of, or revocation hereof by, any person or entity, (B) the failure of the Sellers to file or enforce any claim against the estate (in probate, bankruptcy or any other proceedings) of any person or entity, or (C) any defense based upon an election of remedies by Sellers.

         1.10 CONSULTING AGREEMENT. At Closing the Sellers and Parent shall execute and deliver a letter agreement regarding consulting services substantially in the form set forth on Exhibit 1.10 attached hereto.

         1.11     CLOSING.

                  (a) Closing. Subject to the fulfillment of the conditions precedent specified in Sections 5 and 6 of this Agreement, the transactions contemplated by this Agreement shall be consummated at a closing (the "Closing") to be held at the offices of Kurzman & Eisenberg, LLP, One North Broadway, White Plains, New York, or at such other location as is mutually agreed upon by Parent and the Sellers, on May 22, 1998 or such other date as the parties may agree. The date on which the Closing occurs or is effective shall be referred to as the "Closing Date."

                  (b) Documents to be Delivered by Sellers. At the Closing, Sellers shall deliver, or cause to be delivered, to PSC the following:

                           (i) The certificates representing all of the Shares
                  of each of the Corporations, duly endorsed for transfer or accompanied by duly executed stock powers, which certificates or stock powers shall either be physically executed and delivered by Sellers at Closing or shall have the signatures of Sellers guaranteed or notarized;

                           (ii) The other agreements, documents, certificates and instruments required by Sections 5.7, 5.13, 5.14, 5.15, 5.17, 5.20(c) and 5.21;

                           (iii) Insurance policies providing professional
                  liability coverage for New York NewCo and New Jersey NewCo, all Sellers and the Practices in amounts of not less than $1,000,000 per occurrence and $3,000,000 aggregate on a claims made basis and prior acts coverage ("tail coverage") if required for the Practices and Sellers providing continuity of coverage until the expiration of applicable statutes of limitations; and

                           (iv)  Any other documentation required to be
                  delivered under this Agreement or otherwise reasonably requested by PSC as necessary or appropriate to consummate the transactions contemplated hereby.

                  (c) Documents and Other Items to be Delivered by PSC. At the Closing, PSC shall deliver or cause to be delivered to Sellers the following:

                           (i)   The cash portion of the Purchase Price
                  determined in accordance with the provisions of Section 1.1 by wire transfer in accordance with the written instructions of Sellers;

                           (ii) The executed PSC Debenture and Guaranty, Security Agreement, and any UCC-1 Financing Statement reasonably required by the Paying Agent to perfect the security interest granted in the Security Agreement;

                           (iii) Certified copies of the resolutions of the
                  boards of directors of Parent, PSC and PSC Management authorizing the transactions contemplated hereby; and

                           (iv)  Any other documentation required to be
                  delivered under this Agreement or otherwise reasonably requested by Sellers as necessary or appropriate to consummate the transactions contemplated hereby.

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF SELLERS.

                  Except as set forth in the next sentence of this preamble to
Section 2, for purposes of the representations and warranties set forth in this
Section 2, ENT Sellers are jointly and severally representing and warranting solely with respect to ENT Sellers, ENT Medical Practice and ENT Corporation; ALB Seller is representing and warranting solely with respect to ALB Seller, ALB Medical Practice and ALB Corporation; CEA Seller is representing and warranting solely with respect to CEA Seller, CEA Medical Practice and CEA Corporation; RGSS Sellers are jointly and severally representing and warranting solely with respect to RGSS Sellers, RGSS Medical Practice and RGSS Corporation; RH Seller is representing and warranting solely with respect to RH Seller, RH Medical Practice, RH-1 Corporation and RH Corporation; and LIA Sellers are jointly and severally representing and warranting solely with respect to LIA Sellers,

LIA Medical Practice and LIA Corporation; and any references in this Agreement to the Seller(s), the Corporation(s), the Practice(s) or the Shares and any information set forth on the Exhibits hereto shall be construed in accordance with the foregoing. Notwithstanding the foregoing, the representations and warranties set forth in this Section 2 with respect to PDI are made jointly and severally by all Sellers, and with regard to the representations and warranties set forth in Sections 2.3(a), 2.3(c), 2.4(b), 2.4(d) and 2.4(e), each Seller is representing and warranting severally but not jointly, with respect to such Seller. In accordance with the foregoing, Sellers hereby represent and warrant to Parent and PSC as follows:

         2.1 OWNERSHIP OF SHARES. Sellers are the record and beneficial owners of the Shares of their respective Corporation, free and clear of all liens, claims, and encumbrances. Exhibits 2.1A through 2.1F set forth a true and accurate list of the names and addresses of the shareholders of the Corporation, together with the number of shares that each Seller owns in such Corporation. The Shares constitute all of the issued and outstanding shares of capital stock of any class of the Corporation. Upon delivery to PSC at Closing of the certificates representing the Shares, duly endorsed by Sellers for transfer to PSC, PSC shall be the lawful owner of the Shares, free and clear of all liens, security interests, claims or encumbrances (other than those arising from PSC's actions). There are no shareholders agreements, voting trusts, agreements, or proxies with respect to the Shares.

         2.2 ORGANIZATION. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business and is in good standing in all states in which the failure to so qualify would have a Material Adverse Effect on such Corporation. The Corporation owns, leases or operates real property, maintains an office or employees or otherwise transacts business only in the state of New York or New Jersey. The Corporation has the corporate power and authority to own, lease and operate its assets, property and business. Certified copies of the Corporation's articles/certificate of incorporation and bylaws, and all amendments thereto, all of which are true, correct and complete, are attached hereto on Exhibit 2.2.

         2.3      POWER AND AUTHORITY FOR TRANSACTIONS.

                  (a) Seller has the power to execute, deliver and perform his or her obligations under this Agreement and all agreements and other documents executed and delivered by Seller pursuant to this Agreement, and has taken all action required by law, to authorize the execution, delivery and performance of this Agreement and such related documents.

                  (b) The execution and delivery of this Agreement, and the agreements related hereto to be executed and delivered pursuant to this Agreement, do not, and (subject to obtaining all necessary consents from landlords or lessors to assignment of leases and contracts) the consummation of the transactions contemplated hereby will not, violate any provisions of the Articles of Incorporation or Bylaws of the Corporation or any provisions of, or result in the acceleration of, any obligation under any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Practice, Corporation,

         PDI or Seller is a party or by which the Practice, Corporation, PDI or Seller is bound, or violate any material restrictions of any kind to which the Practice, Corporation, PDI or Seller is subject.

                  (c) This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding agreement of Seller enforceable against Seller in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and general principles of equity), and each other agreement to be executed and delivered at the Closing by Seller will, upon such execution and delivery, constitute the valid and binding agreement of Seller enforceable against Seller in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and general principles of equity).

         2.4      PERMITS, LICENSES AND GOVERNMENTAL AUTHORIZATIONS.

                  (a) All material building or other permits, certificates of occupancy, concessions, grants, franchises, licenses, certificates of need and other material governmental authorizations and approvals necessary for the conduct of the business of the Practice and Corporation, or waivers thereof, have been duly obtained and are in full force and effect. Except as set forth on Exhibits 2.4A through 2.4F, there are no proceedings pending or, to the knowledge of Sellers, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any of the foregoing.

                  (b) Approvals. Seller holds in full force and effect all approvals, authorizations, licenses, and certifications required by law (the "Approvals") to practice medicine in New York or New Jersey, as applicable. Evidence of such Approvals has been delivered to Parent. Except as set forth on Exhibits 2.4A through 2.4F, no revocation or suspension of any Approval is now in effect, and no formal allegation (including any complaint, indictment or initiation of proceedings) is pending before a court of law, licensing or regulatory authority, professional organization, or the medical staff or committee of a hospital, regarding Seller's practice or fitness to practice medicine, including any allegation of the following: alcohol abuse, a violation of any law or regulation relating to controlled substances, professional malpractice or misconduct, improper billing practices, or a crime involving moral turpitude. The foregoing does not include any action taken as a result of failure to timely complete medical records.

                  (c) Provider Numbers. The Practice and Seller holds a valid Medicare provider number, and Seller has a valid uniform physician identification number. Evidence of such numbers has been delivered to Parent.

                  (d) Board Certification. Seller is certified by the American Board of Otolaryngology and evidence of such board certification(s) has been delivered to Parent.

                  (e) No Conviction. Seller has never been convicted of a criminal offense relating to Medicare or any federally-funded state health care program. For purposes of this Agreement, the term "conviction" includes the entry of a plea of guilty or nolo contendere or participation in a first offender, deferred adjudication, or other arrangement or program whereby a judgment of conviction has been withheld.

         2.5 SUBSIDIARIES AND AFFILIATES. The Corporation has no subsidiaries.

         2.6 OUTSTANDING CAPITAL STOCK. The Corporation is authorized to issue the number of shares of common stock, at the par values set forth on Exhibits 2.1A through 2.1F. The Shares listed in Exhibits 2.1A through 2.1F are the only shares issued and outstanding. No other class of capital stock of the Corporation is authorized or outstanding. All of the Shares of the Corporation are duly authorized, validly issued, fully paid and nonassessable.

         2.7 OPTIONS, WARRANTS AND OTHER RIGHTS. There are no authorized or outstanding options, warrants, convertible securities, subscriptions or other agreements or rights of any nature (other than pursuant to this Agreement) under which the Corporation may be obligated to issue or transfer any shares of its capital stock.

         2.8 FINANCIAL INFORMATION. Seller has furnished Parent and PSC with copies of financial information about the Practice for the years ending December 31, 1997, 1996 and 1995, as included in Exhibits 2.8A through 2.8F including, but not limited to, (as to the ENT Sellers) the audited balance sheets of the ENT Medical Practice and (as to the other Sellers) the unaudited balance sheets of all of the other Practices (collectively the "Balance Sheets") as of December 31, 1997 (the "Balance Sheet Date"). Except with respect to the ENT Medical Practice, all such financial statements of Seller's respective Practice have been prepared on the cash basis of accounting consistently followed throughout the periods indicated, reflect all assets and all known liabilities of the Practice as of their respective dates, and present fairly the cash basis financial position of the Practice as of such dates and the results of operations for the period or periods reflected therein. In the case of ENT Medical Practice, all such financial statements have been prepared on the accrual basis of accounting consistently followed throughout the period or periods indicated, reflect all assets and liabilities of the ENT Medical Practice, as of their respective dates, and present fairly the financial position of ENT Medical Practice as of such dates and the results of operation for the period or periods reflected therein in accordance with generally accepted accounting principles ("GAAP").

         2.9 NO UNDISCLOSED LIABILITIES. Except as disclosed in Section 1.3 or as set forth in Exhibits 2.9A through 2.9F, Exhibits 2.10A through 2.10F and Exhibits 2.11A through 2.11F, to Seller's knowledge the Practice did not have, as of the Balance Sheet Date, and has not incurred since that date, and the Corporation does not have any uninsured liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due which have not been or will not be satisfied or extinguished prior to the Closing Date.

         2.10 LEASES. Exhibits 2.10A through 2.10G list all leases, if any, pursuant to which the Practice leases, as lessor or lessee, real property. Except as indicated on Exhibits 2.10A through 2.10G, all such leases are valid and effective in accordance with their respective terms, and there is not under any such lease any existing default and there is no condition or event of which the Practice or the Sellers have knowledge which with notice or lapse of time, or both, would constitute a material default, in respect of which the Practice has not taken adequate steps to cure such default or to prevent a default from occurring.

         2.11 PERSONAL PROPERTY. Except the cash items retained by Seller (subject nevertheless to the requirements of Section 5.16 below), as of the Closing the Corporation will own substantially all of the personal property reflected on the Balance Sheet of its predecessor, including, but not limited to, all items of personal property identified on Exhibits 2.11A through 2.11G, free and clear of any liens, claims, charges, exceptions or encumbrances, except for those set forth in Exhibits 2.11A through 2.11F, including, without limitation, in the case of RH-1 Corporation the assets of RH Medical Practice identified on Exhibit 2.11E. As of the Closing ENT Corporation will own substantially all of the personal property assets and trade name of PDI (excluding the office leases, lease security deposits and leasehold improvements) including, but not limited to, those items identified on Exhibit 2.11G, free and clear of any liens, charges, exceptions or encumbrances, except for those set forth on Exhibit 2.11G. Exhibits 2.11A through 2.11G list all leases, if any, pursuant to which the Practice, the Corporation or PDI leases, as lessor or lessee, personal property. Except as indicated on Exhibits 2.11A through 2.11G, all such leases are valid and effective in accordance with their respective terms, and there is not under any such lease any existing default and there is no condition or event of which the Practice or the Sellers have knowledge (except any failure to obtain a required consent to assignment in connection with this transaction) which with notice or lapse of time, or both, would constitute a material default, in respect of which the Practice or PDI has not taken adequate steps to cure such default or to prevent a default from occurring.

         2.12 INVENTORIES. The items of the Practice's (non-pharmaceutical) inventory of medical supplies have been acquired in the ordinary course of business and maintained at levels consistent with past practices and are in all material respects adequate for the reasonable requirements of the Practice, and will be transferred to the Corporation prior to the Closing, other than pharmaceutical inventory and patient charts and records which will be transferred to either New York NewCo or New Jersey NewCo, as appropriate, prior to Closing.

         2.13 PRINCIPAL PLACE OF BUSINESS. The locations of the Practice are at those addresses and those counties listed in Exhibits 2.13A through 2.13G. The assets of the Corporation are located in those counties listed in Exhibits 2.13A through 2.13G.

         2.14     [RESERVED].

         2.15 INTELLECTUAL PROPERTY RIGHTS. Except as set forth in Exhibits 2.15A through 2.15G, neither the Corporation nor the Practice has any right, title or interest in or to any patents, patent rights, manufacturing processes, trade names, trademarks, service marks, inventions, specialized treatment protocols, copyrights, formulas or trade secrets. Except for off-the-shelf software licenses, neither the Practice nor the Corporation is a licensee in respect of any patents, trademarks, service marks, trade names, copyrights or applications therefor, or manufacturing processes, formulas or trade secrets. The Corporation will as of Closing own and possess adequate licenses or other rights to use all such patents, trademarks, service marks, trade names, copyrights, manufacturing processes, inventions, formulas and trade secrets necessary to conduct its business. There is no claim pending to the effect that the operations of the Practice infringe upon or conflict with the asserted rights of others to such patents, patent rights, manufacturing processes, trade names, trademarks, service marks, inventions, copyrights, formulas or trade secrets.

         2.16 DIRECTORS AND OFFICERS; PAYROLL INFORMATION. Set forth on Exhibits 2.16A through 2.16G are true and complete lists, as of the date of this Agreement, of: (a) the name of each director and officer of the Corporation and Practice; and (b) a list of all current employees of the Practice, Corporation and PDI and their current levels of compensation other than bonuses and other extraordinary compensation.

         2.17 LEGAL PROCEEDINGS. Except as set forth in Exhibits 2.17A through 2.17G, Seller has no knowledge of any pending, and has not received written notice within 18 months of threatened, litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting the Sellers, the Practice, the Corporation, PDI, the Shares or the transactions contemplated by this Agreement, including, but not limited to, claims for medical malpractice or negligence, and, to the knowledge of Sellers, no basis for any such action exists, nor is there any legal impediment of which Seller has knowledge to the continued operation of the Practice and Corporation in the ordinary course other than the consent of landlords and lessors to the leases described on Exhibits 2.10A through 2.10G and Exhibits 2.11A through 2.11G.

         2.18 CONTRACTS. To the best of Seller's knowledge, Seller has delivered to Parent true copies of all written, and disclosed to Parent all material oral, outstanding contracts, obligations and commitments of Seller, the Practice and the Corporation, all of which are listed on Exhibits 2.10A through 2.10G (in the case of real property leases), Exhibits 2.11A through 2.11G (in the case of personal property leases), Exhibits 2.18A through 2.18G (in the case of managed care contracts, third party payor contracts and contracts other than leases) and Exhibits 2.25A through 2.25G (in the case of Corporation Plans). Except as otherwise indicated on such Exhibits, all of such contracts, obligations and commitments are, to Seller's best knowledge, valid, binding and enforceable in accordance with their terms and are in full force and effect, subject to limitations on enforceability imposed by, bankruptcy, moratorium, creditors' rights or similar laws and general equitable principles. Except as set forth on such Exhibits, to Seller's knowledge, no default or alleged default by the Seller or the Practice or Corporation exists thereunder. Except as listed on Exhibits 2.10A through 2.10G, Exhibits 2.11A through 2.11G, Exhibits 2.18A through 2.18G and Exhibits 2.25A through 2.25G, neither the Corporation, Practice, or Seller is, or will be at Closing, a party to any material written or oral agreement, contract, lease or plan of a type described as follows:

                  (a) Contract not made in the ordinary course of business, other than this Agreement, the Partnership Agreement among Sellers and documents executed pursuant to this Agreement.

                  (b) Employment contract which is not terminable without cost or other liability (except for salary and benefits accrued as of the date of termination) to the Corporation or Practice, or any successors or assigns thereof, upon notice of 30 days or less.

                  (c) Contract with any labor union.

                  (d) Bonus, pension, profit-sharing, retirement, stock acquisition, hospitalization, insurance or similar plan providing for employee benefits.

                  (e) Lease with respect to any property, real or personal, whether as lessor or lessee.

                  (f) Contract for the future acquisition of materials, supplies or equipment (i) which is in excess of the requirements of the Practice now booked or for normal operating inventories, or (ii) which is not terminable without material cost or liability to the Corporation or Practice, or any successors or assigns thereof, upon notice of 30 days or less.

                  (g) Insurance contract.

                  (h) Contract continuing for a period of more than six months from the Closing Date.

                  (i) Loan agreement or other contract for money borrowed.

         2.19 SUBSEQUENT EVENTS. Except as set forth on Exhibits 2.19A through 2.19F, neither the Practice nor the Corporation has since the Balance Sheet Date:

                  (a) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor, except as may have been required due to income or operations of the Practice.

                  (b) Sold or transferred any of the Shares except to another Seller.

                  (c) Granted any general or uniform increase in the rates of pay of employees or any substantial increase in salary payable or to become payable by the Corporation or Practice to any of its officers or employees (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, materially increased the compensation of any of its officers or employees.

                  (d) Issued any stock, bonds or other securities except to a Seller.

                  (e) Experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of its material properties, assets or business, or experienced any other material adverse change in its financial condition, assets, liabilities or business.

         2.20 ACCOUNTS RECEIVABLE. Exhibits 2.20A through 2.20F reflect the Practice's accounts receivable as of the Balance Sheet Date, net of allowances for uncollectible and doubtful accounts. The Practice maintains its accounting records in sufficient detail to substantiate its respective accounts receivable reflected on Exhibits 2.20A through 2.20F. Except with the written consent of PSC, or as needed to restate ENT Corporation's balance sheet on a GAAP basis, since the Balance Sheet Date, the Practice has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. To the best knowledge of the Seller, the Practice is in substantial compliance with the terms and conditions of its third-party payor arrangements, and to Seller's knowledge the reserves established by the Practice are adequate to cover any liability resulting from lack of compliance.

         2.21 TAX RETURNS. The Practice has filed all tax returns (or has obtained appropriate extensions), required to be filed by it, and made all payments required to be made by it, with respect to income taxes, real property taxes, sales taxes, use taxes, employment taxes and similar taxes due and payable on or before the date of this Agreement. The Practice has no tax liability or pending tax audits, except as set forth on Exhibits 2.21A through 2.21F, and sales, use, employment and similar taxes for periods as to which such taxes have not yet become due and payable. True and correct copies of the Practice's respective 1997, 1996 and 1995 federal and state income tax returns have been attached hereto on Exhibits 2.21A through 2.21F or, as to 1997 returns will be delivered as required by Section 7.6.

         2.22 COMMISSIONS AND FEES. There are no valid claims, including but not limited to, any claim or claims by CIBC Oppenheimer & Co., for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Agreement which may be now or hereafter asserted against PSC, Parent or the Corporation resulting from any action taken by Sellers, the Practice, PDI, New Jersey NewCo or New York NewCo or their respective agents or employees.

         2.23         [RESERVED].

         2.24 INSURANCE POLICIES. The Seller and/or the Practice maintain policies of comprehensive general liability and professional liability insurance in amounts of not less than $1,000,000 per occurrence and $3,000,000 aggregate on a claims made basis and property damage insurance on the assets of the Practice, and as of Closing, the Corporation. A description of all such policies are attached on Exhibits 2.24A through 2.24G.

         2.25 EMPLOYEE BENEFIT PLANS. Except as set forth on Exhibits 2.25A through 2.25G or Exhibits 2.16A through 2.16G and except for employment arrangements terminated prior to Closing, neither PDI nor the Practice or the Corporation has established, or maintains, or is obligated to make contributions to or under or otherwise participate in, (a) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document); (b) any pension, profit sharing, retirement or other plan, program or arrangement; or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans listed on Exhibits 2.25A through 2.25G (individually "Corporation Plan," and collectively "Corporation Plans") have been (i) furnished to Parent along with a copy of each material document prepared in connection with such Corporation Plans and (ii) operated and administered in all material respects in accordance with, as applicable, ERISA, the Code and any other applicable laws, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. To the best of Seller's knowledge, no act or failure to act by PDI or the Practice, Seller, or the Corporation has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Corporation Plans. No "reportable event" (as defined in ERISA) has occurred with respect to the Corporation Plans. Neither PDI nor the Practice or Corporation has made, is currently making, or is obligated in any way to make, any contributions to any multi-employer plan within the meaning of Section 3(37) of ERISA. None of the Corporation Plans are multiple employer welfare arrangements within the meaning of Section 3(40) of ERISA. The Corporation Plans do not provide for the payment of separation, severance, termination or similar-type benefits to any person or obligate PDI or the Practice or Corporation to pay such benefits solely as a result of any transaction contemplated by this Agreement, or as a result of a "change of control" within the meaning of Section 280G of the Code. None of the Corporation Plans provides for or promises retiree medical, retiree disability or retiree life insurance benefits to any current or former employee of PDI or the Practice or Corporation. Each Corporation Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS dated on or after January 1, 1995 that it is so qualified and no fact or event has occurred since the date of such determination letter to adversely affect the qualified status of any such Corporation Plan.

         2.26 COMPLIANCE WITH LAWS IN GENERAL. The Seller has no knowledge of material violations of any federal, state or local laws, regulations or ordinances relating to the operations of the Practice or PDI, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act or any Environmental Laws.

         2.27 FRAUD AND ABUSE. To Seller's knowledge, none of PDI, Seller, or any persons or entities providing professional services for the Practice have engaged in any activities which are prohibited under Section 1320a-7b of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representations of a material fact for use in determining rights to any benefit or payment; (c) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration
(i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid; (e) engaging in any activity which is a basis for exclusion from the Medicare, Medicaid and other federally-funded programs under Section 1320a-7a of Title 42 of the United States Code; (f) any violation of the Medicare or Medicaid requirements, including and fraud and abuse provisions, except where such circumstances would not have a Material Adverse Effect.

         2.28 MEDICARE, MEDICAID, AND OTHER THIRD-PARTY PAYOR PAYMENT LIABILITIES. To Seller's knowledge, except as described in Exhibits 2.28A through 2.28F, none of PDI, Seller, the Practice or the Corporation has any liabilities to any third party fiscal intermediary or carrier administering any state Medicaid program or the federal Medicare program, or to any other third party payor for the recoupment of any amounts previously paid to PDI, Seller, the Practice (or any predecessor corporation) or the Corporation by any such third-party fiscal intermediary, carrier, Medicaid program, Medicare program, or third party payor. There are no pending or, to Seller's knowledge, threatened actions by any third party fiscal intermediary or carrier administering any state Medicaid or the federal Medicare program, by the Department of Health and Human Services, any state Medicaid agency, or any third party payor to suspend payments to the Practice, the Corporation or Seller.

         2.29     BILLING PRACTICES AND REFERRAL SOURCES.

                  (a) Billing Practices Generally. All billing practices by PDI, the Practice and Seller to all third party payors, including, but not limited to, the federal Medicare program, state Medicaid programs and private insurance companies, have been, to Seller's knowledge, true, fair and correct and in material compliance with all applicable laws, regulations and policies of all such third party payors, and, to Seller's knowledge, none of PDI, Seller or the Practice have billed for or received any payment or reimbursement in excess of amounts allowed by law which have not been appropriately adjusted or refunded.

                  (b) Gratuitous Payments. Neither PDI, Seller nor any shareholder, director, or officer of the Practice or Corporation, or any employee or agent acting on behalf of or for the benefit of PDI, the Practice or Seller, has, directly or indirectly, in violation of applicable Laws: (i) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past or present customers, past or present patients, past or present suppliers, contractors or third party payors of the Practice in order to obtain business or payments from such persons; (ii) given or agreed to give, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, patient or potential patient, supplier or potential supplier, contractors, third party payor or any other person; (iii) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent; (iv) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on any of its books or records for any reason; or
         (v) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be used for any purpose other than that described in the documents supporting such payment.

                  (c) Transactions with Referral Sources. None of PDI, the Seller, the Practice, nor to the knowledge of Seller, any officers, directors or employees thereof, is a party to any contract, lease, agreement or arrangement in violation of applicable Laws, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, nursing facility, home health agency or other person who makes or influences referrals to or otherwise generates business for any Practice or any Seller in violation of applicable Laws.

         2.30 PHYSICIAN SELF-REFERRALS. Neither PDI nor the Practice or Seller has submitted any claims in connection with any referrals which violated any applicable self-referral law, including the Stark Law (42 U.S.C. ss. 1395nn) or any applicable state self-referral law as those laws were interpreted at the time the claim was submitted.

         2.31     INVESTMENT INTENT.

                  (a) The Seller is acquiring the PSC Debenture pursuant to this Agreement for investment purposes only and not with a view to the sale or distribution thereof. The Seller has such knowledge and expertise in financial matters that Seller is capable of evaluating the merits and risks of an investment in the PSC Debenture.

                  (b) The Seller acknowledges that since the PSC Debenture has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), the PSC Debenture must be held indefinitely unless subsequently registered under the 1933 Act or exemptions from such registration under the 1933 Act are available. The Seller acknowledges that PSC is under no obligation to register under the 1933 Act the issuance of the PSC Debenture or to comply with any provision which would entitle any such sale pursuant to any exemption from registration under the 1993 Act.

                  (c) The Seller is an "accredited investor" within the meaning of Regulation D under the 1993 Act.

                  (d) The PSC Debenture shall bear a legend in substantially the following form and any other legend required by any other applicable state securities or Blue Sky laws:

                           This Debenture has not been registered or qualified
                  pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or any other state securities law, and may not be sold, pledged, transferred or otherwise disposed of unless the same is registered and qualified in accordance with the 1933 Act and any other applicable state securities laws, or after receipt of an opinion of counsel satisfactory to the company that an exemption from registration under the 1933 Act, and any applicable state securities laws is then available."

         2.32 NO UNTRUE REPRESENTATIONS. To the knowledge of Seller, no representation or warranty by Seller in this Agreement, and no Exhibit or certificate furnished or to be furnished to PSC or Parent pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading. All information provided by the Seller in writing for valuation of the Practices by PSC and Parent is true, accurate and complete in all material respects, as the same may have been modified by the Exhibits and Schedules hereto.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF PARENT AND PSC.

         Parent and PSC hereby, jointly and severally, represent and warrant to Sellers as follows:

         3.1 CORPORATE EXISTENCE; GOOD STANDING; QUALIFICATION. Each of PSC, PSC Management and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of PSC, PSC Management and Parent has all necessary corporate power and authority to own, lease or operate its properties and assets and to carry on its business as presently conducted and as contemplated by this Agreement and is duly qualified to do business and is in good standing in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by it makes qualification necessary, except where failure to qualify would not have Material Adverse Effect on Parent, PSC or PSC Management.

         3.2 POWER AND AUTHORITY. Each of PSC and Parent has corporate power and authority to execute and deliver and perform its obligations under this Agreement and all agreements and other documents to be executed and delivered by it pursuant to this Agreement, and has taken all actions required by law, its Certificate of Incorporation and its By-laws, to authorize the execution, delivery and performance of this Agreement and such related documents. PSC Management has the corporate power and authority to execute and deliver and perform its obligations under the Debenture and Security Agreement and has taken all action required by law, its Certificate of Incorporation and By-laws to authorize the execution, delivery and performance of such instruments. The execution and delivery of this Agreement, and the agreements related hereto executed and delivered pursuant to this Agreement do not and, subject to the receipt of consents to assignments of leases and other contracts where required and the receipt of regulatory approvals where required, the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or Bylaws of either PSC, PSC Management or Parent or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which PSC, PSC Management or Parent is a party or by which either of them is bound, or violate any restrictions of any kind to which PSC, PSC Management or Parent is subject. The execution and delivery of this Agreement have been approved by the respective Boards of Directors of PSC and Parent.

         3.3 COMMISSIONS AND FEES. There are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Agreement which may be now or hereafter asserted against any Seller, Practice, or Corporation or PDI, New York NewCo or New Jersey NewCo resulting from any brokers or agents engaged by PSC or Parent or their respective agents or employees.

         3.4 PARENT DOCUMENTS. Parent has heretofore made available to Sellers or their representative its Prospectus dated March 20, 1997 with respect to the offer and sale of 2,200,000 shares of Parent common stock; SEC Forms 10Q of Parent for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, filed with the Securities and Exchange Commission ("S.E.C."), and Form 10K of Parent for the year ended December 31, 1997 filed with the S.E.C. The foregoing SEC filings were true and correct in all material respects as of their respective dates and fairly present the financial position of Parent as of such dates. There has been no material adverse change with respect to Parent since December 31, 1997.

         3.5 LEGAL PROCEEDINGS. There is no material litigation, governmental investigation or other proceeding pending or, so far as is known to Parent or PSC, threatened against or relating to or affecting PSC or Parent or PSC Management or medical practices managed by Parent that would have a Material Adverse Effect on Parent or PSC or the transactions contemplated hereby.

         3.6 COMPLIANCE WITH LAWS IN GENERAL. Parent and PSC have no knowledge of material violations of any federal, state or local laws, regulations or ordinances relating to the operations of Parent, PSC and PSC Management, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act and any Environmental Laws.

         3.7 BILLING PRACTICES IN GENERAL. All billing practices by Parent and PSC Management to all third party payors, including, but not limited to, the federal Medicare program, state Medicaid programs and private insurance companies, have been, to Parent's knowledge, true, fair and correct and in material compliance with all applicable laws, regulations and policies of all such third party payors, and, to Parent's knowledge, neither Parent nor PSC Management has billed for or received any payment or reimbursement in excess of amounts allowed by law which have not been appropriately adjusted or refunded.

         3.8 NO UNTRUE REPRESENTATIONS. To the knowledge of Parent and PSC, no representation or warranty by Parent or PSC in this Agreement, and no Exhibit or certificate furnished or to be furnished by Parent or PSC pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

SECTION 4.        ACCESS TO INFORMATION AND DOCUMENTS PRIOR TO CLOSING.

         4.1 ACCESS TO SELLERS' INFORMATION. Each Seller shall give to Parent and PSC and its counsel, accountants, engineers and other representatives full access to all the requested properties, documents, contracts, personnel files and other records of such Seller's Corporation and Practice and shall furnish Parent and PSC with copies of such requested documents and with such information with respect to the affairs of Seller, the Practice and the Corporation as Parent and PSC shall from time to time reasonably request. Seller shall disclose and make available to Parent, PSC, and their representatives all requested books, contracts, accounts, personnel records, letters of intent papers, records, communications with regulatory authorities and other documents relating to the Shares and to the Practice.

         4.2 ACCESS TO INFORMATION OF PARENT. Prior to Closing, Parent shall give to Sellers and their respective counsel, accountants and other representatives such access to the documents, contracts and other records of Parent as Sellers shall from time to time reasonably request and shall furnish copies of such documents as reasonably requested.

         4.3 RETENTION OF RECORDS. PSC shall retain all books and records of the Corporations ("Records") for the greater of four years from the Closing Date or such longer periods of time as required by applicable statutes, rules and regulations. For a period of four years after the Closing Date, and for such longer period as the Records are maintained, each party will, during normal business hours and so as not to unreasonably disrupt normal business, afford any other party, its counsel, its accountants or other parties who have a reasonable need for such access full access (and copying at the expense of the requesting party, if desired) to the books and records in the possession of such party as such other party may reasonably request.

SECTION 5.        CONDITIONS TO OBLIGATION OF PARENT AND PSC TO CLOSE.

         The obligation of PSC and Parent to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions precedent (any of which may be waived in writing by Parent at or prior to the Closing):

         5.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Sellers set forth in Article 2 shall be true and correct in all material respects as of the date made and at and as of the Closing, except as a result of changes expressly permitted by this Agreement.

         5.2 COVENANTS. The Sellers shall have performed and complied with all of their covenants and agreements under this Agreement in all material respects through the Closing.

         5.3 NO SUIT OR PROCEEDING. No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction in which an unfavorable injunction, judgment, order, decree, ruling, or charge would

(i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely PSC's receipt of the Shares free of all liabilities, liens, mortgages, encumbrances, debts, obligations or other third-party interests of whatever nature (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

         5.4 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall have been no change in the condition (financial or otherwise), business, assets, or prospects of any Corporation or Practice from the Balance Sheet Date which has had or could reasonably be expected to have a Material Adverse Effect on any Corporation or the business to be conducted by New York NewCo or New Jersey NewCo.

         5.5 CERTIFICATE. Each Seller shall have delivered to PSC a certificate to the effect that each of the conditions specified in Sections 5.1-5.4 is satisfied in all respects as to such Seller's respective Corporation and Practice.

         5.6 APPROVAL OF PARENT'S SENIOR LENDER. Parent shall have received written approval from Parent's senior lender, NationsBank, N.A., of the transactions contemplated by this Agreement including, without limitation, the issuance of the PSC Debenture and Guaranty and the grant of the first lien security interest provided for in the Security Agreement; provided, however, that such consent is not conditioned on the Sellers signing a subordination agreement that contains a standstill period in excess of that provided in the PSC Debenture.

         5.7 RECEIPT OF FINANCIAL INFORMATION. ENT Medical Practice shall have delivered to Parent accrual basis financial statements and work papers suitable for audit for the years ended December 31, 1997, and December 31, 1996. The Practices shall have delivered to Parent unaudited financial statements and federal income tax returns for the years ended December 31, 1997, December 31, 1996, and December 1995, and the Practices shall have delivered to Parent unaudited financial statements for the quarter ended March 31, 1998. Notwithstanding the foregoing, the Practices' returns for the year ended December 31, 1997 may be delivered in accordance with Section 7.6.

         5.8 CONSENTS AND APPROVALS. PSC and Parent shall have received all authorizations, consents, and approvals of third parties and of governments and governmental agencies, if any, that may be required for the purchase of the Shares by PSC.

         5.9 COUNSEL OPINION. Parent and PSC shall have received from counsel to the Sellers and the Corporations an opinion dated as of the Closing Date, in substantially the form attached hereto as Exhibit 5.9.

         5.10 OTHER AGREEMENTS EXECUTED. The employment agreements required by Section 1.4(a) shall have been executed and delivered or, in the case of certain physician employees, assigned in accordance with Section 1.4, and each of New York NewCo and New Jersey NewCo shall have executed and delivered the respective MSA with PSC Management and Parent; provided that notwithstanding the foregoing, each of the ten associate physicians at the Practices shall have either (1) been admitted as a partner of New York NewCo, (2) signed a new employment agreement with New York NewCo in accordance with the New York MSA, or (3) consented in writing to assignment of his existing employment agreement to New York NewCo.

         5.11 PURCHASE OF FIXED ASSETS, EQUIPMENT, AND TRADE NAME OF PHYSICIANS DOMAIN, INC. ENT Corporation shall have acquired the furniture, fixtures, equipment and trade name of PDI as set forth on Exhibit 2.11G and any applicable equipment leases of PDI assumed by ENT Corporation as set forth on
Exhibit 2.11G.

         5.12 RELEASE OF LIENS. Except as set forth on Exhibits 5.12A-5.12F, all liens encumbering the assets of any Practice or Corporation shall be duly released at Closing by the secured parties and other lien holders.

         5.13 NEW YORK NEWCO STOCK OPTIONS. Parent or its designee shall receive an option to acquire the shares of New York NewCo from the Sellers who are shareholders in New York NewCo substantially in the form attached hereto as
Exhibit 5.13.

         5.14 NEW JERSEY NEWCO STOCK OPTIONS. Parent or its designee shall receive an option to acquire the shares of New Jersey NewCo from the Sellers who are shareholders in New Jersey NewCo substantially in the form attached hereto as Exhibit 5.14.

         5.15 CLOSING DATE FINANCIAL CERTIFICATE. Each Seller shall have delivered to Parent and PSC a closing date financial certificate which shall certify the March 31, 1998 unaudited balance sheets of each such Seller's Practice and for the period ended as of such date statements of operations of the Practice, along with detailed accounts receivable aging analysis of the Practice as of the close of business on the date prior to Closing acceptable to Parent, all prepared in accordance with prior practice, provided that goodwill and capitalized intangible assets may be written off such balance sheets as provided in Section 7.1(a) below. Each Seller shall have delivered to Parent a computation of each such Seller's Corporation's net worth (as defined in Section
5.16 below) as of the Closing.

         5.16 CLOSING NET WORTH AND ACCOUNTS RECEIVABLE. The Corporations' combined net worth at Closing (defined as GAAP basis of assets acquired in excess of liabilities existing or to be discharged or to which assets are subject, including assets acquired from PDI) shall equal or exceed $3,625,000 and the net realizable value (measured in accordance with GAAP) of the Corporations' aggregate accounts receivable at Closing (the "Closing Accounts Receivable") shall equal or exceed $5,425,000, provided, however, that if the aggregate accounts receivables at Closing are at least 90% of such amount the condition of this Section 5.16 with respect to the amount of accounts receivable will be deemed satisfied. Any known Medicare/Medicaid or other patient or third party payor refunds due at Closing shall reduce the amount of Closing Accounts Receivable (and correspondingly the Corporations' net worth at Closing).

         5.17 CORPORATE DOCUMENTS. Sellers shall have furnished PSC with copies of the following documents: the Articles of Incorporation and all amendments thereto of each Corporation, duly certified by the Secretary of State of the State of Delaware; and certificates, executed by the proper officials of the State of Delaware, as to the valid existence and good standing of each Corporation in the State of Delaware.

         5.18 ASSIGNMENT OF ASSUMPTION AGREEMENTS. Each of the landlords and tenants under the leases for the medical offices listed on Exhibits 5.18-5.18F shall have executed and delivered an assignment and assumption agreement substantially in the form of Exhibit 5.18 (each a "Lease Assignment") with respect to each such lease, or other arrangements satisfactory to PSC Management with respect thereto shall have been made.

         5.19 FORMATION OF NEW YORK NEWCO AND NEW JERSEY NEWCO. Sellers who practice at the New York offices listed in Exhibits 2.13A through 2.13G shall have formed ENT Associates, LLP, and Seller who practices at the New Jersey office listed in Exhibits 2.13A through 2.13G shall have formed ENT Associates of New Jersey, P.C.

         5.20 TERMINATION OF CORPORATION PLANS. The Sellers and Corporations shall have (a) terminated or frozen all Corporation Plans as required under
Section 1.4(b); (b) performed and complied with all of their other covenants contained in Section 1.4; and (c) furnished Parent or PSC with documentation sufficient to evidence such termination or freezing of the Corporation Plans.

         5.21 RESIGNATIONS. There shall have been delivered to Parent and PSC the signed resignations of the officers and directors of each of the Corporations.

         5.22 DUE DILIGENCE. PSC shall have been satisfied with its due diligence of Sellers, Practices and the Corporations and shall have such information related thereto as it shall have in good faith requested.

SECTION 6.        CONDITIONS TO OBLIGATION OF SELLERS

         The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions (any one of which may be waived in writing by Sellers at or prior to the Closing):

         6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Parent and PSC set forth in Article 3 above shall be true and correct in all material respects on the date of this Agreement and at and as of the Closing.

         6.2 COVENANTS. Parent and PSC shall have performed and complied with all of their covenants and agreements under this Agreement in all material respects through the Closing.

         6.3 NO SUIT OR PROCEEDING. No action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect), or (c) have a Material Adverse Effect on Parent or PSC.

         6.4 CERTIFICATE. Parent and PSC shall have delivered to Sellers a certificate to the effect that each of the conditions specified in Sections 6.1, 6.2, 6.3 and 6.8 is satisfied in all respects.

         6.5 GOVERNMENT APPROVALS. Sellers shall have received all authorizations, consents, and approvals of governments and governmental agencies, if any, that may be required.

         6.6 OTHER AGREEMENTS EXECUTED. PSC Management, PSC and Parent shall have executed and delivered the MSAs.

         6.7 PURCHASE PRICE. At the Closing, the cash consideration required under Section 1.1 shall be delivered by wire transfer in accordance with the written instructions of Sellers.

         6.8 FINANCIAL CONDITION OF PARENT. There shall not have occurred any Material Adverse Change with respect to Parent from the date of Parent's Form 10K filed with the S.E.C. for the year ended December 31, 1997.

         6.9 CONSENT OF NATIONSBANK. Seller shall have received a copy of the written approval from Parent's senior lender, NationsBank, N.A. to the transactions contemplated by this Agreement including, without limitation, the issuance of the PSC Debenture and Guaranty and the grant of the first lien security interest provided for in the Security Agreement; provided, however, that such consent shall not be conditioned on the Sellers signing a subordination agreement that contains a standstill period in excess of that provided in the PSC Debenture.

         6.10 COUNSEL OPINION. Sellers shall have received from counsel to Parent, PSC Management and PSC an opinion dated as of the Closing Date, in substantially the form attached hereto as Exhibit 6.10.

         6.11 PSC DEBENTURE. PSC, PSC Management and Parent shall have delivered the PSC Debenture and Guaranty to the Paying Agent for Sellers.

         6.12 SECURITY AGREEMENT. PSC Management shall have executed and delivered the Security Agreement.

         6.13 ASSIGNMENT AND ASSUMPTION AGREEMENT. PSC Management shall have executed and delivered a Lease Assignment with respect to each of the real property leases for the medical offices listed on Exhibits 5.18A-5.18F.

SECTION 7.        CERTAIN ADDITIONAL COVENANTS

         7.1 CONDUCT OF PRACTICE PRIOR TO CLOSING. During the period from and after the date of this Agreement and until the Closing Date:

                  (a) Sellers will each carry on their respective Practice in substantially the same manner as heretofore carried on and will not make any purchase or sale, incur any indebtedness or liens, or introduce any method of management or operation in respect to such Practice or otherwise engage in any transaction except in the ordinary course of business and in the manner not inconsistent with prior practice and the terms of this Agreement, other than with the prior written consent of PSC and, subject to the requirements of Section 5.16, the write-off of goodwill and certain capitalized intangibles from their respective balance sheets.

                  (b) Sellers shall cause their respective Practice to transfer the physician employment agreements, patient charts and records and pharmaceutical inventory of such Practice to New York NewCo or New Jersey NewCo as appropriate.

                  (c) No Practice or Corporation will acquire or dispose of any capital assets having a current value in excess of $1,000 other than with the prior written consent of PSC, or except in connection with the replacement or elimination of obsolete or damaged equipment in the ordinary course of business.

         7.2 FUNDING OF ACCRUED EMPLOYEE BENEFITS. Other than with respect to salaries or bonuses payable to physician employees of the Practices based on the amount of collected accounts receivable, all of which will be paid by Sellers or the Practices when due and payable consistent with past practice, Sellers hereby covenant and agree that Sellers will take whatever steps are necessary to pay or fund completely at or prior to Closing any accrued benefits, where applicable, or vested accrued benefits for which such Sellers, PDI or such Sellers' Practice or Corporation might have any liability whatsoever arising from any salary, wage, benefit, bonus, vacation pay, sick leave, insurance, employment tax or similar liability to any employee or other person or entity (including, without limitation, any Corporation Plan and any liability under employment contracts with PDI, Sellers, Practice or Corporation) attributable to services performed prior to the Closing Date.

         7.3      [RESERVED].

         7.4      COVENANT NOT TO COMPETE.

                  (a) Except as provided in Section 7.4(b) below, for a period of five (5) years from and after the Closing Date, each of the Sellers agrees that, he or she will not (i) directly or indirectly, engage in, manage, operate, control, conduct, consult for or be employed in a management capacity by, provide services to or invest in any business or venture in competition (as of the Closing Date) with the Practices, the Corporations, PSC, PSC Management, Parent, or either NewCo in his or her Restricted Territory (as defined below); provided however, that ownership of less than 1% of the outstanding stock of any publicly traded corporation shall not be deemed to violate this clause, (ii) within his or her Restricted Territory, directly or indirectly, solicit or attempt to solicit any customer or client of PSC, PSC Management, Parent or patient of either NewCo other than in the course of a Seller's performance of services and duties for the applicable NewCo as a physician-shareholder thereof; or (iii) solicit or employ or attempt to solicit or hire away or employ any employee of PSC, PSC Management, Parent, any Corporation or NewCo. Notwithstanding the foregoing, general advertising by a Seller in newspapers, magazines, radio, television or similar media that is not directly targeted at patients, customers or employees of any Corporation, NewCo, Practice, PSC, PSC Management or Parent shall not, by itself, be deemed a violation of this Section 7.4(a). If the final judgment of a court of competent jurisdiction declares that any term or provision of this
         Section is invalid or unenforceable, the Sellers and PSC agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. As used herein, the "Restricted Territory" for each of the Sellers is set forth in Exhibit 7.4. The parties agree that the restraints set forth above in this Section 7.4(a) and Exhibit
         7.4 are reasonable in respect to subject matter, length of time and geographic area. Each of the Sellers agrees that the restrictions on their activities contained in this Section are reasonable and necessary to protect the goodwill and relationships, economic advantage and other legitimate interests of PSC, PSC Management, Parent and each NewCo, and that, were it, he or she to breach any of the covenants contained in this Section 7.4(a), PSC, PSC Management, Parent and each NewCo would be harmed and the damage to PSC, PSC Management, Parent and each NewCo would be irreparable. Accordingly, Sellers acknowledge and agree that, as PSC's, PSC Management's, Parent's and each NewCo's and Corporation's legal remedies would be inadequate in the event of a breach of the covenants in this Section 7.4(a), in addition to damages and other remedies available, such covenants may be enforced by injunction or other equitable remedies.

                  (b) Parent and PSC agree that the Sellers who are partners in the New York NewCo shall be released from the restrictive covenants set forth in Section 7.4(a) in the event of termination of the New York MSA by New York NewCo due to the occurrence of a "Manager Event of Default" thereunder (as such term is defined therein), and Parent and PSC agree that CEA Seller shall be released from the restrictive covenants set forth in Section 7.4(a) in the event of termination of the New Jersey MSA by New Jersey NewCo due to the occurrence of a "Manager Event of Default" thereunder (as such term is defined therein).

         7.5      CONFIDENTIALITY.

                  (a) Sellers shall, for a period of three (3) years after the Closing, hold in confidence all financial information about the Corporation, Practice and Shares, except such disclosure as may be required by law or governmental order or regulation, or by subpoena or other legal process (provided Parent will be provided advance notice of such disclosure in order to afford it the opportunity to seek an appropriate protective order). Sellers further agree to keep confidential for a period of three (3) years after the Closing, any and all information relating to services, products, marketing information, sources of supply, pricing and patients of the Practice on the date hereof or developed by or for the Practice, except such disclosure as may be required by law or governmental order or regulation, or by subpoena or other legal process (provided Parent will be provided advance notice of such disclosure in order to seek an appropriate protective order). The restrictions in this Section 7.5(a) shall not apply to any information that comes into the public domain through no fault of Sellers. Nothing in this Section 7.5(a) shall prohibit Sellers from (i) producing information compelled to be produced by law, governmental regulation, or in a legal proceeding or investigation provided that Parent is provided advance notice of such disclosure to provide an opportunity to seek a protective order to prevent such disclosure, or (ii) providing information to their accountants, consultants or attorneys in connection with a tax audit, third party payor audit, governmental agency review or malpractice suits, or (iii) in a legal proceeding between any Seller and PSC, Parent or PSC Management.

                  (b) Regardless of whether the Closing shall occur, Parent and PSC shall, for a period of three (3) years from the date hereof, hold in confidence all financial information about the Sellers and the Practices, except such disclosure as may be required by law or governmental order or regulation, or by subpoena or other legal process (provided the Sellers will be provided advance notice of such disclosure in order to afford Sellers the opportunity to seek an appropriate protective order), except that no such advance notice shall be required with respect to Parent's disclosure requirements under applicable securities laws. Regardless of whether the Closing shall occur, Parent and PSC further agree to keep confidential for a period of three (3) years from the date hereof, any and all information relating to services, products, marketing information, sources of supply, pricing and patients of the Practices disclosed to Parent and PSC hereunder, except such disclosure as may be required by law or governmental order or regulation, or by subpoena or other legal process (provided the Sellers will be provided advance notice of such disclosure in order to afford Sellers the opportunity to seek an appropriate protective order), except that no such advance notice shall be required with respect to Parent's disclosure requirements under applicable securities laws. The restrictions in this Section 7.5(b) shall not apply to any information that comes into the public domain through no fault of Parent or PSC. Nothing in this Section 7.5(b) shall prohibit Parent or PSC from (i) producing information compelled to be produced by law, governmental regulation or in a legal proceeding or investigation provided that Sellers' counsel is provided advance notice of such disclosure in order that Sellers are provided an opportunity to seek a protective order to prevent such disclosure, or (ii) providing information to their accountants, consultants or attorneys in connection with a tax audit, third party payor audit, governmental agency review, or malpractice suits, or (iii) in a legal proceeding between any Seller and PSC, Parent or PSC Management.

         7.6 PREPARATION OF TAX RETURNS AND PAYMENT OF TAXES. Sellers shall file all tax returns for their respective Practices and Corporations and make all payments required to be made by their respective Practices and Corporations, with respect to income taxes, real estate taxes, sales taxes, use taxes, employment taxes for the period ending with the Closing Date and prior periods. Each Seller shall provide Parent and/or PSC with copies of such tax returns within ninety (90) days of Closing, including specifically the Practice's tax returns for 1997 and 1998 (short-period) federal and state income taxes. Sellers shall be entitled to any tax refunds of the Corporations for tax periods ending on or prior to the Closing Date, and subject to the right of offset hereinafter provided, the Corporations shall remit any such refunds received by them to the Paying Agent promptly after receipt.

         7.7 COLLECTIONS OF ACCOUNTS. In the event that at the end of the six-month period following the Closing the aggregate amount realized from collection of the Closing Accounts Receivable is less than $5,425,000, notwithstanding reasonable diligence consistent with industry practice to collect such accounts by PSC Management under the MSAs, Sellers (jointly and severally) shall pay Parent upon delivery to the Paying Agent of notice of the amount of such shortfall and a reconciliation with respect thereto, cash in an amount equal to the shortfall. If not paid within one (1) day of delivery, at PSC's election any such shortfall may be offset (without regard to the limitations set forth in Section 8.5(a) or 8.6) against the amounts payable by Parent, PSC, or PSC Management to the Sellers under (i) any MSA and/or (ii) the PSC Debenture. Following any such payment or offset, Parent, PSC and PSC Management shall assign to the Paying Agent for the benefit of the Sellers the remaining uncollected Closing Accounts Receivable. Following any such offset pursuant to Section 7.7, in the event the Sellers dispute such offset, the dispute shall be resolved in accordance with Section 10.20 hereof.

         7.8 TERMINATION OF CORPORATION PLANS. For those Corporation Plans being terminated, within thirty (30) days after the Closing Date, Sellers terminating such Corporation Plans shall provide to Parent a copy of Form 5310 as filed with the Internal Revenue Service ("IRS"). Sellers shall provide to Parent a copy of any correspondence between Sellers and the IRS regarding such filing or freezing of Corporation Plans upon receipt of any such correspondence.

         7.9 REORGANIZATIONS PRIOR TO CLOSING. ENT Sellers will cause ENT Medical Practice to transfer substantially all its assets subject to its liabilities to ENT Corporation pursuant to a tax-free reorganization under the Code; ALB Seller will cause ALB Medical Practice to transfer substantially all its assets subject to its liabilities to ALB Corporation pursuant to a tax-free reorganization under the Code; CEA Seller will cause CEA Medical Practice to transfer substantially all its assets subject to its liabilities to CEA Corporation pursuant to a tax-free reorganization under the Code; RGSS Sellers will cause RGSS Medical Practice to transfer substantially all its assets subject to its liabilities to RGSS Corporation pursuant to a tax-free reorganization under the Code; RH Seller will cause RH Medical Practice to transfer substantially all its assets subject to its liabilities to RH-1 Corporation pursuant to a tax-free reorganization under the Code; and LIA Sellers will cause LIA Medical Practice to transfer substantially all of its assets subject to its liabilities to LIA Corporation pursuant to a tax-free reorganization under the Code. In connection with such reorganizations, each Corporation will assume the contractual obligations and liabilities of the respective Practice transferring its assets to such Corporation.

         7.10 SELLERS' NOMINATION OF DIRECTOR TO PARENT BOARD OF DIRECTORS. Sellers shall have the right to nominate one director to Parent's Board of Directors to serve for the same term as existing Parent directors.

         7.11 PDI OFFICE LEASE DEPOSIT. Prior to Closing, Sellers shall determine whether to assign to PSC Management the office lease of PDI at White Plains, New York (the "PDI Office Lease") or to request PSC Management to find other office space for the central billing office of the manager under the MSAs. In the event that Sellers determine to assign the PDI Office Lease to PSC Management, and the landlord and tenant consent thereto, PSC Management shall assume such lease pursuant to a Lease Assignment, and PSC Management shall also agree to pay to the Paying Agent on behalf of Sellers an amount equal to the security deposit for such PDI Office Lease when and if such security deposit is released or surrendered to PSC Management by the landlord at or prior to expiration of the PDI Office Lease or any extension or renewal thereof, or in the event the security deposit is applied by the landlord to pay rent that arises from and after the date of the Lease Assignment that is not paid by PSC Management in default of its obligations thereunder.

         7.12 CERTAIN PRE-CLOSING CLAIMS. From time to time following Closing, as and when reasonably requested by Sellers, PSC agrees to permit such Sellers to assert on behalf of the Corporations and one or more Sellers, at the Sellers' expense, any counterclaims in any litigation brought by a third party against a Seller, Practice or Corporation, provided that such Sellers provide indemnification of such Corporation and other "Indemnified Persons" in respect thereof in accordance with the provisions of Section 8 hereinbelow. In such event, the Corporation will assign any recovery (net of expenses) on such counterclaim to such Seller.

         7.13 REFUND OF MALPRACTICE PREMIUMS In the event that following Closing any Corporation shall receive a refund of a malpractice insurance premium paid by a Practice prior to Closing for a period after Closing, such Corporation shall return to the appropriate Seller such refund provided that if the prepaid premium were not treated as an asset for the purpose of the net worth requirement of Section 5.16 the test would have been satisfied.

SECTION 8.         NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                   INDEMNIFICATION.

         8.1 NATURE AND SURVIVAL. All statements contained in this Agreement or in any Exhibit attached hereto, any agreement executed pursuant hereto, and any certificate executed and delivered by any party pursuant to the terms of this Agreement, shall constitute representations and warranties: (a) of all Sellers, jointly and severally, as they relate to PDI; (b) of all ENT Sellers, jointly and severally, as they relate to ENT Sellers, ENT Medical Practice or ENT Corporation; (c) of ALB Seller, as they relate to ALB Seller, ALB Medical Practice or ALB Corporation; (d) of CEA Seller, as they relate to CEA Seller, CEA Medical Practice or CEA Corporation; (e) of all RGSS Sellers, jointly and severally, as they relate to RGSS Sellers, RGSS Medical Practice or RGSS Corporation; (f) of RH Seller, as they relate to RH Seller, RH Medical Practice RH-1 Corporation or RH Corporation; (g) of all LIA Sellers, jointly and severally, as they relate to LIA Sellers, LIA Medical Practice or LIA Corporation; or (h) of PSC and Parent, jointly and severally, as they relate to PSC or Parent. All such representations and warranties and all representations and warranties expressly labeled as such in this Agreement shall survive the date of this Agreement and the Closing Date for a period of five (5) years. Notwithstanding the foregoing, the representations and warranties set forth in Sections 2.21, 2.25, 2.26, 2.27, 2.28, 2.29 and 2.30 and
3.6 and 3.7 shall survive the date of this Agreement and the Closing Date for the greater of (i) a period of five (5) years, or (ii) until the expiration of all applicable statutory periods of limitation with respect to the subject matter of such respective Sections (after giving effect to any waiver, mitigation or extension of any such statutory periods of limitations). Any claim for indemnification for breach of a representation or warranty shall be deemed waived if not asserted within the applicable survival period.

         8.2 INDEMNIFICATION BY PSC AND PARENT. PSC and Parent, jointly and severally, (for purposes of this Section 8.2 and, to the extent applicable, Section 8.4, "Indemnitor"), shall indemnify and hold Sellers, and their respective agents, employees, legal representatives, successors and assigns (each of the foregoing, including Sellers, for purposes of this Section 8.2 and, to the extent applicable, Section 8.4, an "Indemnified Person"), harmless from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies and expenses (including, but not limited to, reasonable fees and disbursements of counsel through appeal) arising from or by reason of or resulting from any breach by Indemnitor of any representation, warranty, agreement or covenant made by Indemnitor contained in this Agreement (including the Exhibits hereto).

         8.3      INDEMNIFICATION BY SELLERS.

                  (a) Indemnification with respect to PDI. Sellers (for purposes of this Section 8.3(a) and, to the extent applicable, Section 8.4, "Indemnitor"), shall jointly and severally indemnify and hold Parent, PSC, PSC Management and their respective officers, directors, shareholders, affiliates, agents, employees, legal representatives, successors and assigns (each of the foregoing, for purposes of this Section 8.3 and, to the extent applicable, Section 8.4, an "Indemnified Person") harmless from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies and expenses (including, but not limited to, reasonable fees and disbursements of counsel through appeal), (i) arising from or by reason of or resulting from any breach by Indemnitor (or any of them) of any representation, warranty or covenant contained in this Agreement (including the Exhibits hereto) with respect to PDI, it being understood and agreed that for purposes of this Section 8.3(a) and, to the extent applicable,
         Section 8.4, all representations and warranties of the Indemnitor shall be construed by disregarding and giving no effect whatsoever to any and all knowledge qualifications or limitations (such as "to Sellers' best knowledge" or "to their knowledge") as if such knowledge qualifications or limitations were stricken from such representations and warranties, and (ii) arising out of or with respect to all liabilities of PDI, known or unknown, fixed or contingent, other than the PDI Bank Debt to be discharged at Closing, whether now existing or hereafter arising, and any and all taxes at any time owed by PDI.

                  (b) Indemnification with respect to the ENT Medical Practice. The ENT Sellers (for purposes of this Section 8.3(b) and, to the extent applicable, Section 8.4, "Indemnitor") shall jointly and severally indemnify and hold PSC, Parent, ENT Corporation and any other Indemnified Person harmless from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies, and expenses (including, but not limited to, reasonable fees and disbursements of counsel through appeal) (i) arising from or by reason of or resulting from any breach by Indemnitor (or any of them) of any representation, warranty or covenant contained in this Agreement (including the Exhibits hereto) with respect to the Indemnitor, ENT Medical Practice or ENT Corporation, it being understood and agreed that for the purposes of this Section 8.3(b) and, to the extent applicable, 8.4, all representations and warranties of the Indemnitor shall be construed by disregarding and giving no effect whatsoever to any and all knowledge qualifications or limitations (such as "to Sellers' best knowledge" or "to their knowledge") as if such knowledge qualifications or limitations were stricken from such representations and warranties, and (ii) arising out of or with respect to any liabilities of the Indemnitor, ENT Medical Practice or ENT Corporation, known or unknown, fixed or contingent (other than the ENT Bank Debt to be discharged at Closing pursuant to Section 1.1) whatsoever existing at or prior to Closing, and (iii) for or with respect to taxes of ENT Medical Practice for any period or periods ending on or prior to the Closing Date, and (iv) arising out of or resulting from any events or acts occurring on or prior to the Closing Date in the ENT Medical Practice, including, but not limited to, any alleged act of negligence of Indemnitor (or any of them) or any employees, agents, and independent contractors, of the ENT Practice or the ENT Corporation.

                  (c) Indemnification with respect to the ALB Medical Practice. The ALB Seller (for purposes of this Section 8.3(c) and, to the extent applicable, Section 8.4, "Indemnitor") shall jointly and severally indemnify and hold PSC, Parent, ALB Corporation and any other Indemnified Person harmless from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies, and expenses (including, but not limited to, reasonable fees and disbursements of counsel through appeal) (i) arising from or by reason of or resulting from any breach by Indemnitor of any representation, warranty or covenant contained in this Agreement (including the Exhibits hereto) with respect to the Indemnitor, ALB Medical Practice or ALB Corporation, it being understood and agreed that for the purposes of this Section 8.3(c) and, to the extent applicable, 8.4, all representations and warranties of the Indemnitor shall be construed by disregarding and giving no effect whatsoever to any and all knowledge qualifications or limitations (such as "to Seller's best knowledge" or "to his knowledge") as if such knowledge qualifications or limitations were stricken from such representations and warranties, and (ii) arising out of or with respect to any liabilities of the Indemnitor, ALB Medical Practice or ALB Corporation, known or unknown, fixed or contingent, whatsoever existing at or prior to Closing, and (iii) for or with respect to taxes of ALB Medical Practice for any period or periods ending on or prior to the Closing Date, and (iv) arising out of or resulting from any events or acts occurring on or prior to the Closing Date in the ALB Medical Practice, including, but not limited to, any alleged act of negligence of the Indemnitor or any employees, agents, and independent contractors, of the ALB Medical Practice or the ALB Corporation.

                  (d) Indemnification with respect to the CEA Medical Practice. The CEA Seller (for purposes of this Section 8.3(d) and, to the extent applicable, Section 8.4, "Indemnitor") shall jointly and severally indemnify and hold PSC, Parent, CEA Corporation and any other Indemnified Person harmless from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies, and expenses (including, but not limited to, reasonable fees and disbursements of counsel through appeal) (i) arising from or by reason of or resulting from any breach by Indemnitor of any representation, warranty or covenant contained in this Agreement (including the Exhibits hereto) with respect to the Indemnitor, CEA Medical Practice or CEA Corporation, it being understood and agreed that for the purposes of this Section 8.3(d) and, to the extent applicable, 8.4, all representations and warranties of the Indemnitor shall be construed by disregarding and giving no effect whatsoever to any and all knowledge qualifications or limitations (such as "to Seller's best knowledge" or "to his knowledge") as if such knowledge qualifications or limitations were stricken from such representations and warranties, and (ii) arising out of or with respect to any liabilities of the Indemnitor, CEA Medical Practice or CEA Corporation, known or unknown, fixed or contingent, whatsoever existing at or prior to Closing, and (iii) for or with respect to taxes of CEA Medical Practice for any period or periods ending on or prior to the Closing Date, and (iv) arising out of or resulting from any events or acts occurring on or prior to the Closing Date in the CEA Medical Practice, including, but not limited to, any alleged act of negligence of the Indemnitor or any employees, agents, and independent contractors, of the CEA Practice or the CEA Corporation.

                  (e) Indemnification with respect to the RGSS Medical Practice. The RGSS Sellers (for purposes of this Section 8.3(e) and, to the extent applicable, Section 8.4, "Indemnitor") shall jointly and severally indemnify and hold PSC, Parent, RGSS Corporation and any other Indemnified Person harmless from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies, and expenses (including, but not limited to, reasonable fees and disbursements of counsel through appeal) (i) arising from or by reason of or resulting from any breach by Indemnitor (or any of them) of any representation, warranty or covenant contained in this Agreement (including the Exhibits hereto) with respect to the Indemnitor, RGSS Medical Practice or RGSS Corporation, it being understood and agreed that for the purposes of this Section 8.3(e) and, to the extent applicable, 8.4, all representations and warranties of the Indemnitor shall be construed by disregarding and giving no effect whatsoever to any and all knowledge qualifications or limitations (such as "to Sellers' best knowledge" or "to their knowledge") as if such knowledge qualifications or limitations were stricken from such representations and warranties, and (ii) arising out of or with respect to any liabilities of the Indemnitor, RGSS Medical Practice or RGSS Corporation, known or unknown, fixed or contingent, whatsoever existing at or prior to Closing, and (iii) for or with respect to taxes of RGSS Medical Practice for any period or periods ending on or prior to the Closing Date and (iv) arising out of or resulting from any events or acts occurring on or prior to the Closing Date in the RGSS Medical Practice, including, but not limited to, any alleged act of negligence of Indemnitor (or any of them) or any employees, agents, and independent contractors, of the RGSS Practice or the RGSS Corporation.

                  (f) Indemnification with respect to the RH Medical Practice. The RH Seller (for purposes of this Section 8.3(f) and, to the extent applicable, Section 8.4, "Indemnitor") shall jointly and severally indemnify and hold PSC, Parent, RH Corporation and any other Indemnified Person harmless from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies, and expenses (including, but not limited to, reasonable fees and disbursements of counsel through appeal) (i) arising from or by reason of or resulting from any breach by Indemnitor of any representation, warranty or covenant contained in this Agreement (including the Exhibits hereto) with respect to the Indemnitor, RH Medical Practice or RH Corporation, it being understood and agreed that for the purposes of this Section 8.3(f) and, to the extent applicable, 8.4, all representations and warranties of the Indemnitor shall be construed by disregarding and giving no effect whatsoever to any and all knowledge qualifications or limitations (such as "to Seller's best knowledge" or "to his knowledge") as if such knowledge qualifications or limitations were stricken from such representations and warranties, and (ii) arising out of or with respect to any liabilities of the Indemnitor, RH Medical Practice or RH Corporation, known or unknown, fixed or contingent, whatsoever existing at or prior to Closing, and (iii) for or with respect to taxes of RH Medical Practice for any period or periods ending on or prior to the Closing Date and (iv) arising out of or resulting from any events or acts occurring on or prior to the Closing Date in the RH Medical Practice, including, but not limited to, any alleged act of negligence of the Indemnitor or any employees, agents, and independent contractors, of the RH Practice or the RH Corporation.

                  (g) Indemnification with respect to the LIA Medical Practice. The LIA Sellers (for purposes of this Section 8.3(g) and, to the extent applicable, Section 8.4, "Indemnitor") shall jointly and severally indemnify and hold PSC, Parent, LIA Corporation and any other Indemnified Person harmless from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies, and expenses (including, but not limited to, reasonable fees and disbursements of counsel through appeal) (i) arising from or by reason of or resulting from any breach by Indemnitor (or any of them) of any representation, warranty or covenant contained in this Agreement (including the Exhibits hereto) with respect to the Indemnitor, LIA Medical Practice or LIA Corporation, it being understood and agreed that for the purposes of this Section 8.3(g) and, to the extent applicable, 8.4, all representations and warranties of the Indemnitor shall be construed by disregarding and giving no effect whatsoever to any and all knowledge qualifications or limitations (such as "to Sellers' best knowledge" or "to their knowledge") as if such knowledge qualifications or limitations were stricken from such representations and warranties, and (ii) arising out of or with respect to any liabilities of the Indemnitor, LIA Medical Practice or LIA Corporation, known or unknown, fixed or contingent, whatsoever existing at or prior to Closing, and (iii) for or with respect to taxes of LIA Medical Practice for any period or periods ending on or prior to the Closing Date and (iv) arising out of or resulting from any events or acts occurring on or prior to the Closing Date in the LIA Medical Practice, including, but not limited to, any alleged act of negligence of Indemnitor (or any of them) or any employees, agents, and independent contractors, of the LIA Practice or the LIA Corporation.

         8.4      INDEMNIFICATION PROCEDURE.

                  (a) Within 30 days after Indemnified Person receives written notice of the commencement of any action or other proceeding, or otherwise becomes aware of any claim or other circumstance, in respect of which indemnification or reimbursement may be sought under Section
         8.2 or Section 8.3, such Indemnified Person shall notify Indemnitor thereof in a writing which encloses a copy of any relevant pleadings or written notice of claim served upon the Indemnified Person. Any failure to provide such notice shall not affect an Indemnitor's obligation to provide indemnification hereunder except to the extent of actual prejudice suffered from such failure to provide notice. If any such action or other proceeding shall be brought against any Indemnified Person, Indemnitor shall be entitled to assume the defense of such action or proceeding with counsel chosen by Indemnitor and reasonably satisfactory to Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, Indemnified Person shall have the right to employ separate counsel at Indemnitor's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (a) there are or may be legal defenses available to such Indemnified Person that are different from or additional to those available to Indemnitor and which could not be adequately advanced by counsel chosen by Indemnitor, or (b) a conflict or potential conflict exists between Indemnitor and such Indemnified Person that would make such separate representation advisable, or (c) injunctive or criminal relief is sought, or (d) such action or proceeding threatens loss of or adverse effect on the Indemnified Person's license to practice medicine or to participate in government or third party payor reimbursement programs or loss of hospital privileges; provided, however, that in no event shall Indemnitor be required to pay fees and expenses hereunder for more than one firm of attorneys in any jurisdiction in any one action or proceeding or group of related actions or proceedings. Indemnitor shall not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which such Indemnified Person is a party unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or potentially arising from or by reason of such claim, action or proceeding and does not provide for any non-monetary relief or remedy against such Indemnified Person.

                  (b) If the Indemnitor fails to defend any action or proceeding hereunder, or having commenced to defend such action or proceeding hereunder, fails to continue such defense, the Indemnified Person may conduct the defense of any such action or proceeding, subject to its right of indemnification hereunder, and any settlement, compromise or final judgment made or entered into in connection with such action or proceeding shall be binding upon the Indemnitor as fully as though such Indemnitor had conducted such defense as required hereby.

                  (c) The Indemnified Person shall cooperate fully with the Indemnitor in connection with the litigation, arbitration, contest, compromise and settlement of all actions and proceedings hereunder and shall make available to Indemnitor and its agents all books, records and other information reasonably necessary to defend, settle and investigate such actions and proceedings, provided that at the expense of Indemnitor an appropriate protective order for any confidential or proprietary information shall be sought in any such proceeding at the request of Indemnified Person.

                  (d) The procedure set within this Section 8.4 shall be applicable to third party claims against an Indemnified Person if such Indemnified Person seeks indemnification hereunder or asserts a claim for damages based on breach of covenant, representation or warranty hereunder with respect to the underlying event.

         8.5      LIMITATIONS UPON OBLIGATIONS.

                  (a) Anything in this Section 8 to the contrary notwithstanding, it is expressly acknowledged and agreed that no payment shall be made hereunder by PSC, PSC Management or Parent (individually and collectively a "Parent Party") to Sellers or any other Indemnified Person described in Section 8.2 or, by a Seller or Sellers to a Parent Party or any other Indemnified Person described in
         Section 8.3, on claims for indemnification under Sections 8.2 or 8.3 or based on breach of any covenant, representation or warranty, until the aggregate of all such claims against Sellers under Section 8.3, or against a Parent Party under Section 8.2, shall exceed $10,000, in which event the Indemnified Person or Persons holding such claim shall be entitled to indemnification or to damages with respect to all amounts in excess of such $10,000.

                  (b) The amount of the Indemnitor's liability under this
         Article 8 or for breach of representation or warranty shall be determined taking into account any applicable insurance proceeds actually received by the Indemnified Person with respect to the underlying event that triggers the indemnification obligation.

                  (c) OTHER THAN FOR CLAIMS BASED ON FRAUD, WILLFUL MISCONDUCT OR BAD FAITH, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY UNDER ANY PROVISION OF THIS AGREEMENT FOR INDIRECT, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES (INCLUDING ANY LOSS OF REVENUE OR PROFIT) ARISING OUT OF THIS AGREEMENT.

         8.6      RIGHT TO OFFSET.

                  (a) Subject to the limitations set forth in Section 8.5 and this Section 8.6, in the event that following the Closing a Parent Party (or an Indemnified Person defined in

         Section 8.3) has a claim for indemnification against a Seller under
         Section 8.3 (a "PSC Claim"), which either (A) remains unpaid for more than ten (10) days after it has been "finally resolved" (as defined below), or (B) results from damage suffered by a Parent Party (or an Indemnified Person defined in Section 8.3) without a claim being asserted by a third party, then such Parent Party may, upon not less than ten (10) days written notice (an "Offset Notice") to such Seller, elect to offset an amount equal to the damages suffered by such Parent Party (or an Indemnified Person defined in Section 8.3) as a result of such PSC Claim, against

                           (i) the portion of any amounts payable under the PSC Debenture or Guaranty to the Paying Agent on behalf of such Seller, as determined by multiplying (1) the percentage set forth next to such Seller's name on Exhibit 8.6 by (2) the amount of the payment then due and payable under the PSC Debenture or Guaranty;

                           (ii) any other amounts owed to such Seller pursuant to this Agreement; and/or

                           (iii) the portion of any amounts due or owing by
                  Parent or PSC Management to New York NewCo or New Jersey NewCo pursuant to Section 5.1(a) of the applicable MSA that is attributable to such Seller, as determined by multiplying (1) the percentage set forth next to such Seller's name on Exhibit
                  8.6 by (2) the "Amounts Available for Offset" (as defined in
                  Section 5.1(b) of each MSA) of the MSA with the NewCo which employs such Seller, subject to the limitations contained in
                  Section 5.1(b) of the MSA with the NewCo which employs such Seller;

                  (b)      Notwithstanding anything contained in this Section
         8.6 to the contrary, if a PSC Claim arises from the claim of a third party and such claim has not been "finally resolved" (as defined below), and Seller notifies the Parent Party (or an Indemnified Person defined in Section 8.3) asserting the claim for indemnification and offset within ten (10) days after receipt of the Offset Notice that such Seller objects to the exercise of such right of offset and elects to undertake the defense of such PSC Claim in accordance with the provisions of Article 8.4 (including payment of attorney's fees, court costs and the cost of posting any bond required during the litigation, arbitration or other adjudication of the claim and any appeal thereof), then no Parent Party or other Person shall be entitled to offset any amount with respect to such PSC Claim against any moneys owing to any Seller under the PSC Debenture, Guaranty, either MSA or any other agreement until such PSC Claim is "finally resolved".

                  If the Seller against whom the PSC Claim is asserted does not notify the Parent Party who sent the Offset Notice that he objects to the right of offset within such ten (10) day period, or having assumed the defense of the PSC Claim, fails to continue such defense in accordance with this Article 8, Seller shall be deemed to have waived any objection thereto and the Parent Party shall be free to exercise such offset as provided in Section 8.6(a).

                  (c) For purposes hereof, a PSC Claim shall be deemed to be "finally resolved" upon (1) the final determination of a court, arbitrator or regulatory or other governmental authority having jurisdiction which is subject to no further appeal, or (2) the settlement or compromise of the PSC Claim, or consent thereto, by such Seller.

                  (d) Each "Offset Notice" (other than pursuant to Section 7.7) shall specify (i) the basis for asserting the offset, (ii) the amount of the offset and the method used to calculate such amount, and (iii) a copy of any pleadings, or written notice of claim served upon the Parent Party or other Indemnified Person evidencing the factual dispute underlying such PSC Claim.

                  (e) Any dispute as to the exercise of a right of offset by a Parent Party with respect to a PSC Claim shall be determined in accordance with Section 10.20 hereinbelow.

SECTION 9.        TERMINATION.

         9.1 RIGHT TO TERMINATE. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by the mutual written consent of Parent, PSC and Sellers;

                  (b) by either PSC, Parent or Sellers upon prior written notice to the other party

                      (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

                      (ii) if the Closing shall not have occurred on or before
                  May 31, 1998 or such later date as the parties may agree to; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose breach of any representation or warranty or failure to perform or comply with any obligation or condition under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (c) by PSC or Parent, upon prior written notice to Sellers, if any of the conditions specified in Section 5 have not been met, or waived in writing by Parent, prior to June 1, 1998 (or any extension thereof agreed upon by the parties in writing);

                  (d) by Sellers, upon prior written notice to Parent, if any of the conditions specified in Section 6 shall not have been met, or waived in writing by Sellers, prior to June 1, 1998 (or any extension thereof agreed upon by the parties in writing).

         9.2      EFFECT OF TERMINATION.

                  (a) In the event of termination of this Agreement pursuant to this Section 9, this Agreement shall forthwith become null and void and there shall be no liability on the part of any of the parties hereto or their respective officers, directors or affiliates with respect to this Agreement, except as provided in 9.2(b) and 9.2(c) below, and except as may arise under Sections 1.6, 2.22, 3.3, and 7.5 which shall remain in full force and effect in accordance with their terms after any such termination of this Agreement.

                  (b) If the transactions contemplated by this Agreement are not consummated on or before June 1, 1998, for any reason other than (i) the Sellers' decision not to proceed with the transactions due to a Material Adverse Change in the financial condition of Parent since December 31, 1997, (ii) Parent's decision not to proceed with the transactions as a result of its due diligence unless such decision is due to the current per annum revenue "run rate" from all Practices being less than $23,350,000 in the aggregate measured on an accrual basis, or (iii) the inability of Parent to obtain the consent of its senior lender, NationsBank, to this Agreement, in accordance with the provisions of Section 6.9, Sellers, jointly and severally, agree to pay Parent upon demand a "break-up" fee equal to $250,000, which shall constitute Sellers' total liability to PSC and Parent for damages and PSC and Parent shall have no right to other damages, specific performance or equitable relief as a result of any breach by Sellers of their obligations under this Agreement, which rights are hereby expressly waived. Notwithstanding the foregoing, no break-up fee shall be payable by Sellers to PSC or Parent if an alternative transaction, as contemplated by that certain letter agreement between Parent and certain of the Sellers dated March 26, 1998 (the terms of which are hereby incorporated by reference), is consummated on or before June 1, 1998.

                  (c) In the event that all conditions precedent specified in
         Section 5 to PSC's and Parent's obligation to consummate the transactions contemplated by this Agreement have been satisfied in full, and Parent and PSC nevertheless refuse to consummate the transactions contemplated by this Agreement in breach hereof, PSC and Parent jointly and severally agree to pay Sellers a break-up fee of $250,000 which break-up fee shall constitute PSC's, PSC Management's and Parent's total liability to Sellers for damages for breach of this Agreement, and Sellers shall have no rights to other damages, specific performance or equitable relief, which are hereby waived.

SECTION 10.       MISCELLANEOUS.

         10.1 NOTICES. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, or by facsimile and reputable overnight courier, to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

         If to Parent or  PSC:

                  PHYSICIANS SPECIALTY CORP.
                  1150 Lake Hearn Drive, Suite 640
                  Atlanta, Georgia 30342
                  Attention:  Chief Executive Officer
                  Facsimile:     (404) 256-1078
                  Telephone:     (404) 256-7535

         with a copy of each notice directed to PSC or Parent to:

                  Richard H. Brody, Esq.
                  Troutman Sanders LLP
                  5200 NationsBank Plaza
                  600 Peachtree Street, N.E.
                  Atlanta, Georgia 30308-2216
                  Facsimile:     (404) 885-3995
                  Telephone:     (404) 885-3109

         If to any Seller:

                  To Such Seller
                  c/o Steven Sacks, M.D.
                  1035 5th Avenue
                  New York, N.Y.  10028

         with a copy to:

                  Joel Lever, Esq.
                  Kurzman & Eisenberg, LLP
                  One North Broadway, 10th Floor
                  White Plains, New York  10601
                  Facsimile:     (914) 285-9855
                  Telephone:     (914) 285-9800

         If to the Paying Agent:

                  [address to be provided
                  by Sellers in writing
                  prior to the Closing]

All such communications shall be deemed to have been delivered on the date of delivery or on the next business day following the deposit of such communications with the overnight courier. Any party may change the address to which notices are to be sent to such party by delivering written notice of such change in accordance with the provisions of this Section 10.1.

         10.2 FURTHER ASSURANCES. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement. Sellers and the Corporations will execute and deliver from time to time thereafter, at the request of PSC, all such further instruments of conveyance, assignment and further assurance as may reasonably be required in order to vest in and confirm to PSC each of Seller's right, title and interest in and to the Shares.

         10.3 PUBLIC DISCLOSURES. Except as otherwise required by law, no party to this Agreement shall make any public or other disclosure of this Agreement or the transactions contemplated hereby without the prior consent of the other parties. The parties to this Agreement shall cooperate with respect to the form and content of any such disclosures.

         10.4 GOVERNING LAW. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, applied without giving effect to any conflict-of-laws principles.

         10.5 "INCLUDING". The word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to" or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall with the broadest possible scope of the general statement, term or matter.

         10.6 "KNOWLEDGE". "To the knowledge," "to the best knowledge, information and belief" or any similar phrase, shall be deemed to include the actual knowledge of the party making the representation and any information that such party should have known after reasonable investigation, unless otherwise expressly provided. Unless otherwise expressly provided herein, each Seller shall be deemed to have knowledge of any facts known to the other Sellers of such Sellers' respective Corporation or Practice. PSC and Parent shall be deemed to have knowledge of each other and of PSC Management. Unless otherwise expressly provided herein, any entity shall be deemed to have knowledge of any facts known to its officers and directors.

         10.7 "MATERIAL". An individual claim, obligation or liability shall be deemed to be "material" if the amount thereof exceeds $5,000 or involves the violation of any applicable federal, state or local statute, rule or regulation. A contract or lease shall be deemed to be material if it requires a single payment in excess of $5,000 or payment for any future 12-month period in excess of $5,000, except that no contract for the acquisition of inventory items or consumable supplies shall be deemed material unless such contract cannot be terminated without cause by a Seller on not more than 30 days notice, or has, as of the Closing Date, an amount payable with respect thereto of more than $5,000.

         10.8 "MATERIAL ADVERSE CHANGE" OR "MATERIAL ADVERSE EFFECT". "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the parties to this Agreement, any change, effect, event or occurrence that has, or is reasonably likely to have individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries taken as a whole; provided, however, that "Material Adverse Change" and "Material Adverse Effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles,
(ii) changes in law generally applicable to the industry, unless same materially adversely affects reimbursement rules, and (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by Sellers or the Corporations with the consent of PSC.

         10.9 "HAZARDOUS MATERIALS". The term "Hazardous Materials" means any material which is or may potentially be hazardous to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 10.10) regardless of the quantity of any such material.

         10.10 "ENVIRONMENTAL LAWS". The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or medical waste or relating to the protection of the environment or the disposal of medical waste.

         10.11 CAPTIONS. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         10.12 INTEGRATION OF EXHIBITS. All Exhibits attached to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

         10.13 ENTIRE AGREEMENT. This instrument, including all Exhibits attached hereto, contains the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. It may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

         10.14 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.

         10.15 BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

         10.16 NO RULE OF CONSTRUCTION. The parties acknowledge that this Agreement was initially prepared by PSC and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

         10.17 COSTS OF ENFORCEMENT. In the event that PSC, PSC Management or Parent on the one hand, or Sellers, on the other hand, file suit in any court against any other party to enforce the terms of this Agreement against the other party or to obtain performance by it hereunder, the prevailing party will be entitled to recover all reasonable out of pocket costs, including reasonable attorneys' fees and court costs, from the other party as part of any judgment in such suit. The term "prevailing party" shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the complaint. "Reasonable attorneys' fees" include those attorneys' fees reasonably incurred in obtaining a judgment in favor of the prevailing party and all appeals.

         10.18 ASSIGNMENT. The parties also hereby agree that this Agreement shall not be assigned or transferred by either party without the prior written consent of the other; provided, however, that this Agreement may be assigned, by PSC or Parent, in its sole discretion, to any parent or subsidiary of PSC or Parent or to any party acquiring all or substantially all PSC's or Parent's assets so long as such assignee assumes in writing all of the obligations of the assigning party hereunder. Any such assignment shall not affect Parent's or PSC's obligations hereunder or under any documents executed by Parent or PSC pursuant to this Agreement. Notwithstanding the foregoing, all Sellers agree and consent to each of Parent, PSC and PSC Management granting to their factor(s) or lender(s) who provide senior debt financing to Parent or any of its affiliates for their general corporate needs (whether one or more, the "Lender") a security interest in all of their respective right, title, and interest in and under this Agreement and the other documents, instruments and agreements executed by the parties in connection with this Agreement as security for each of Parent's and such affiliate's indebtedness and other obligations owing to the Lender, whether now existing or hereafter arising or incurred.

         10.19 PERIOD PRIOR TO CLOSING. In consideration of the substantial expenditures of time, effort and expense to be undertaken by Parent and PSC in connection with the negotiation of the

Agreement, and the related due diligence investigations and reviews, each of the Sellers severally undertakes and agrees that he or she shall not, and shall not permit such Seller's Practice to, between the date of the execution of this Agreement and prior to termination of this Agreement, directly or indirectly, provide any information to, or enter into or conduct any discussions, negotiations or transactions of a similar subject matter as the transactions contemplated by this Agreement with, any other prospective purchaser or other party, including without limitation any negotiations for a transaction relating to any sale of any of the capital stock or substantially all the assets of the Practices or Corporations, or for the entering into by the Practices or the Sellers, or any of them, of a management services agreement with a physician practice management company, other than as contemplated by this Agreement.

         10.20 ARBITRATION. All disputes, controversies, differences or claims arising out of, relating to or in connection with the exercise by Parent, PSC or PSC Management of a right of offset pursuant to Section 7.7 or 8.6 of this Agreement shall be finally settled by binding arbitration in New York, New York pursuant to the arbitration rules of the American Arbitration Association. Arbitration shall take place before one arbitrator appointed in accordance with such rules. The governing law of the arbitration shall be the law of the State of New York. Any award or decision rendered by the arbitrator shall clearly set forth the factual and legal basis for such award or decision. Judgment on the award or decision rendered by the arbitrator shall be nonappealable and enforceable in any court having jurisdiction thereof. The costs of the arbitration, including administrative, legal and arbitrator fees, shall be borne by the losing party or according to the discretion of the arbitrator if the parties disagree as to which party is the losing party under the award or decision. Parent, PSC and PSC Management shall not be in breach or default of their respective obligations under this Agreement, the PSC Debenture, Guaranty, Security Agreement or either MSA by virtue of exercising any right of offset in accordance with the procedure set forth in Section 7.7 or 8.6 of this Agreement so long as any amounts that are offset but are found by the arbitrator to be due and owing by Parent, PSC or PSC Management are paid to the Paying Agent not more than ten (10) days after the rendering of the arbitration award or decision. Any such arbitration award shall include interest at 6% per annum from the date of any such wrongful offset on the amount which was wrongfully offset until the date of the arbitration award. Any amounts not paid within such ten (10) day period shall bear interest at the rate of interest announced or published from time to time by NationsBank, N.A., plus four percent (4%) per annum from the date of the award.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    "PSC"

                                    PSC ACQUISITION CORP.

                                    By           /s/ RICHARD D. BALLARD
                                          --------------------------------

                                    Title:       Chief Executive Officer
                                          --------------------------------

                                    "PARENT"

                                    PHYSICIANS' SPECIALTY CORP.

                                    By:          /s/ RICHARD D. BALLARD
                                          --------------------------------

                                    Title:       Chief Executive Officer
                                          --------------------------------


                                    "SELLERS"


                                    /s/ ANDREW BLANK, M.D.
                                    --------------------------------------
                                    ANDREW BLANK, M.D.


                                    /s/ LEE EISENBERG, M.D.
                                    --------------------------------------
                                    LEE EISENBERG, M.D.


                                    /s/ ROBERT GREEN, M.D.
                                    --------------------------------------
                                    ROBERT GREEN, M.D.


                                    /s/ STEVEN SACKS, M.D.
                                    --------------------------------------
                                    STEVEN SACKS, M.D.



                                    --------------------------------------


                                    /s/ RICHARD HALBURG, M.D.
                                    --------------------------------------
                                    RICHARD HALBURG, M.D.


                                    /s/ JOHN GROSSO, M.D.
                                    --------------------------------------
                                    JOHN GROSSO, M.D.


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

\

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                               /s/  JAY YOUNGERMAN, M.D.
                               --------------------------------------
                               JAY YOUNGERMAN, M.D.

                               /s/   HYMAN RYBACK, M.D.
                               --------------------------------------
                               HYMAN RYBACK, M.D.

                               /s/  WAYNE EISMAN, M.D.
                               --------------------------------------
                               WAYNE EISMAN, M.D.

                               /s/  DAN MOSKOWITZ, M.D.
                               --------------------------------------
                               DAN MOSKOWITZ, M.D.

                               /s/  RICHARD ROSENBERG, M.D.
                               --------------------------------------
                               RICHARD ROSENBERG, M.D.

                               /s/  GARY FISHMAN, M.D.
                               --------------------------------------
                               GARY FISHMAN, M.D.

                               /s/  MARIE VALDES, M.D.
                               --------------------------------------
                               MARIE VALDES, M.D.

                               /s/  FRANK SHECHTMAN, M.D.
                               --------------------------------------
                               FRANK SHECHTMAN, M.D.

                               /s/  MICHAEL BERGSTEIN, M.D.
                               --------------------------------------
                               MICHAEL BERGSTEIN, M.D.

                               /s/  STEVEN KASE, M.D.
                               --------------------------------------
                               STEVEN KASE, M.D.

EXHIBIT 7.4                  RESTRICTED TERRITORIES

========================================================================================================================
SELLER                               PRACTICE LOCATION                        RESTRICTED TERRITORY
========================================================================================================================
Hyman Ryback, M.D.                   79 East Post Road                        Territory  within a ten (10) mile  radius
Wayne Eisman, M.D.                   White Plains, NY  10601                  of Practice Location
Dan Moskowitz, M.D.
Richard Rosenberg, M.D.
========================================================================================================================

Gary Fishman, M.D.                   The Barnes Information Center            Territory  within a ten (10) mile  radius
Marie Valdez, M.D.                   Stoneleigh Avenue                        of Practice Location
                                     Suite 116
                                     Carmel, NY  10566
========================================================================================================================

Frank Shechtman, M.D.                170 Maple Avenue                         Territory  within a ten (10) mile  radius
                                     White Plains, NY  10601                  of Practice Location
========================================================================================================================

Michael Bergstein, M.D.              _        1983 Crompound Road             Territory  within a ten (10) mile  radius
                                              Suite 4                         of Practice Location
                                              Peekskill, NY  10566
                                     ,        220 South Broadway              Territory  within a ten (10) mile  radius
                                              Tarrytown, NY  10591            of Practice Location
========================================================================================================================

Steven Kase, M.D.                    1 Old Mamaroneck Road                    Territory  within a ten (10) mile  radius
                                     Suite 1B                                 of Practice Location
                                     White Plains, NY  10605
========================================================================================================================

Andrew Blank, M.D.                   212-45 26th Avenue                       Territory  within a six (6)  mile  radius
                                     Suite 100                                of Practice Location
                                     Bayside, NY  11360
========================================================================================================================

Lee Eisenberg, M.D.                  177 North Dean Street                    Territory  within a ten (10) mile  radius
                                     Englewood, NJ  07631                     of Practice Location
========================================================================================================================

Robert Green, M.D.                   1035 5th Avenue                          Territory  within a radius  five  avenues
Steven Sacks, M.D.                   New York, NY  10028                      east  and west and  thirty  blocks  north
                                                                              and south of Practice location
========================================================================================================================

Richard Hamburg, M.D.                257 Middle Country Road                  Territory  within a ten (10) mile  radius
                                     Smithtown, NY  11707                     of Practice Location
========================================================================================================================

John Grosso, M.D.                    875 Old Country Road                     Territory  within a ten (10) mile  radius
Jay Youngerman, M.D.                 Suite 100                                of Practice Location
                                     Plainview, NY  11803
========================================================================================================================

                                    EXHIBITS

Exhibit 1.1A                   Form of Debenture
Exhibit 1.1B                   Form of Security Agreement
Exhibit 1.1C                   Discharged Debt
Exhibit 1.1E                   Allocation of Purchase Price Among Sellers
Exhibit 1.4                    Employment Arrangements
Exhibit 1.5A                   Form of New York Management Services Agreement
Exhibit 1.5B                   Form of New Jersey Management Services Agreement
Exhibit 1.10                   Consulting Agreement
Exhibit 2.1A-2.1F              Addresses and Share Ownership of Seller and
                                   Authorized and Issued Capital Stock of Corporations
Exhibit 2.2A-2.1F              Certified Articles/Certificates of Incorporation and Bylaws
Exhibit 2.4A-2.4F              Permits, Licenses and Governmental Authorizations
Exhibit 2.8A-2.8G              December 31, 1997, 1996 and 1995 Financial Statements of Practices
Exhibit 2.9A-2.9F              Liabilities not Disclosed in Financial Statements of Practices
Exhibit 2.10A-2.10G            Leases
Exhibit 2.11A-2.11G            Personal Property of Practices
Exhibit 2.13A-2.13F            Principal Places of Business of Practices and PDI
Exhibit 2.15A-2.15G            Intellectual Property Rights
Exhibit 2.16A-2.16G            Directors and Officers of Practices; Payroll Information
Exhibit 2.17A-2.17G            Legal Proceedings
Exhibit 2.18A-2.18G            Contracts (Other than Leases)
Exhibit 2.19A-2.19G            Subsequent Events
Exhibit 2.20A-2.20F            Accounts Receivable of Practices
Exhibit 2.21A-2.21F            Tax Returns of Practices for 1997, 1996 and 1995
Exhibit 2.24A-2.24F            Insurance Policies of Practices
Exhibit 2.25A-2.25G            Employee Benefit Plans
Exhibit 2.28A-2.28G            Medicare, Medicaid and Other Third Party Payor Payment Liabilities
Exhibit 5.9                    Form of Legal Opinion for Seller's Counsel
Exhibit 5.12A-5.18F            Release of Liens
Exhibit 5.13                   Option for Shares of New York NewCo
Exhibit 5.14                   Option for Shares of New Jersey NewCo
Exhibit 5.18A-5.18F            Form of Lease Assignment
Exhibit 6.10                   Form of Legal Opinion of Parent's Counsel
Exhibit 7.4                    Practice's Office Locations and Restricted Territory for Covenant Not to
Compete
Exhibit 8.6                    Sellers' Respective Percentage Amounts for Purposes of Offset